                                                                  EXHIBIT 10.13

                         CONSTRUCTION LOAN AGREEMENT

                 THIS CONSTRUCTION LOAN AGREEMENT (the "Loan Agreement") is made and executed this __________ day of December, 1995 by and between THE ADLER COMPANIES, INC., A FLORIDA CORPORATION, located at 2601 South Bayshore Drive, Coconut Grove, Florida 33133, thereinafter referred to as "Borrower") and BARNETT BANK OF SOUTH FLORIDA, N.A., a national banking association, located at 701 Brickell Avenue, Sixth Floor, Miami, Florida 33131, attention: Commercial Real Estate Lending Department (hereinafter referred to as "Lender").

                             W I T N E S S E T H:

                 WHEREAS, Borrower has negotiated with Lender for an acquisition and development loan in the amount of Two Million Four Hundred Seventy-Three Thousand and 00/100 Dollars ($2,473,000.00); and a revolving line of credit construction loan in the amount of Five Million and 00/100 Dollars ($5,000,000.00) (collectively, the "Loan") to be secured by a mortgage and security agreement encumbering land encompassing approximately 21 acres to be developed by Borrower and used by Borrower to construct 58 single-family residences and related improvements (the "Improvements") which Improvements are more specifically defined in that certain loan commitment letter by Lender to Borrower dated November 29, 1995 (the "Commitment");


               WHEREAS, the Improvements are located upon certain real property as described in Exhibit "All (the "Land") located in the Kensington North subdivision located in Coral Springs, Broward County, Florida (the Improvements and the Land hereinafter being referred to collectively as the "Property"); and

               WHEREAS, Borrower and Lender wish to enter into this Loan Agreement in order to set forth the terms and conditions of the disbursement of the Loan.

               NOW, THEREFORE,in consideration of the foregoing, the mutual covenants, representations, warranties and agreements contained herein, the sum of TEN AND 00/100 DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender agree as follows:

                                   ARTICLE I

                                 LOAN DOCUMENTS

               Subject to the conditions contained in the Commitment and prior to any disbursement, Borrower shall execute and deliver, or cause to be executed and delivered to Lender the following documents (hereinafter collectively and together with this Loan Agreement referred to as the "Loan Documents"), all in a form satisfactory to
          Lender:

                    1. Notes. A promissory note of even date herewith payable to the order of Lender in the original principal amount of Two Million Four Hundred Seventy-Three Thousand and 00/100 Dollars ($2,473,000.00) ("Note I") and a revolving line of credit promissory note in the original principal amount of Five Million and 00/100 Dollars ($5,000,000.00) ("Note II") (Note I and Note II are hereinafter collectively referred to as the "Note"), which shall include such terms and conditions as have heretofore been mutually agreed upon between Borrower and Lender. An interest reserve as set forth in the Loan Budget attached hereto as Exhibit B shall be established from a portion of the Loan proceeds from Note I and from
          Note II. Borrower hereby authorizes Lender to deduct from the interest reserve the accrued interest on the outstanding balance of the Loan on the first day of each month of the term of the Loan in accordance with the provisions of the Note I and from Note II. Borrower and Lender agree that the accrued interest shall be disbursed from the interest reserve so long as no Event of Default has occurred and sufficient amounts remain in the interest reserve so long as the construction is proceeding as scheduled in the construction schedule approved by Lender; provided, however, that Lender shall at all times be authorized even if not otherwise obligated to disburse accrued interest from the interest reserve. Interest shall be payable by Borrower in local funds to the extent that same is not disbursed from the interest reserve. Upon the expiration of the interest reserve, which will be calculated on a per Unit, as hereinafter defined, basis with respect to Note II, Borrower shall be required to pay the interest out of pocket. In addition, with respect to the model units and the Speculative Units, as hereinafter defined, Borrower shall be required to pay the interest out of pocket with respect to each such Unit commencing seven (7) months after the initial advance with respect to each such Unit.

                         2. Mortgage and Security Agreement. A mortgage and security agreement encumbering the Property which, upon recordation, shall constitute a first lien on the Property (the "Mortgage") and which Mortgage shall be in a form satisfactory to Lender and shall be subject only to those exceptions and matters satisfactory to Lender.

                         3. Assignment of Rents and Leases. An assignment of rents and leases from Borrower to Lender assigning any and all leases and rents now in existence or which may come into existence during the life of this Loan from Borrower to Lender.

                         4. UCC-1 Financing Statements (Local and State). UCC-1 Financing Statements (local and state) covering all personal property fixtures and equipment placed or to be placed on or under the Property, and such other documents as will insure Lender a first perfected security interest in and to said personal property, fixtures and equipment.

                          5. Mortgage Title Insurance Commitment and Policy. A mortgagee title insurance commitment and policy in the face amount of Seven Million Four Hundred Seventy-Three Thousand and 00/100 Dollars ($7,473,000.00), insuring the Mortgage as a valid first lien on the Property subject only to exceptions as shall be approved in writing by Lender, issued by a title company satisfactory to Lender ("Title Insurer"), and in a form satisfactory to and approved by Lender and satisfying the requirements set forth in the Commitment, including such reinsurance and/or coinsurance agreements, if any, and any affirmative coverage required by Lender. Borrower, at Borrower's expense, shall deliver to Lender copies of any documents which may affect the Property in any manner (as determined by Lender's counsel) at any time prior to or during the term of the Loan.

                         6. Opinion of Counsel. An opinion of counsel licensed in the State of Florida and satisfactory to Lender which covers such matters as may be required by Lender.

                         7. Mortgagor's Affidavit. Mortgagor's Affidavit, in form and content sufficient to permit the Title Insurer to delete any exception for parties in possession, matters of survey, mechanic's or materialmen's liens, the gap, and taxes and assessments which are due and payable.

                         8. Borrowing Authority Instruments. Documents evidencing the necessary authorization for all actions taken by Borrower in connection with this Loan as may be required by Lender. Appropriate documents may include corporate resolutions and certificates of incumbency, certificates of active status, certificates of authority, articles of incorporation and bylaws.

                         9. General Construction Contract. A general construction contract (the "Construction Contract") in form and content acceptable to Lender, between Borrower and Adro Construction, Inc., a licensed Florida contractor (the "Contractor"), to construct the

          Improvements in accordance with plans and specifications (the "Plans and Specifications") to be prepared by ____________________ (the "Architect"). Borrower shall also deliver to Lender a copy of the Architect's Contract by and between the Borrower and the Architect, and the Engineer's Contract by and between the Borrower and _________ (the "Engineer"), which shall be in form and content acceptable to Lender and which shall provide that the Architect and Engineer shall submit to Lender any certificates, as-built plans or specifications or other information which shall be a prerequisite to disbursements of Loan proceeds, including the final disbursement, as provided herein.

                       10. Major Subcontracts. Contracts in form and content acceptable to Lender, which have been executed by and between Contractor and all major subcontractors, materialmen and suppliers ("Subcontractors") to construct the Improvements in accordance with the Plans and Specifications. For the purposes hereof, a major subcontract for site development shall be any contract which is a contract for Twenty Thousand and 00/100 Dollars ($20,000.00) or more and a Major Subcontract for the construction of a Unit shall be any contract for Twenty Thousand and 00/100 Dollars ($20,000.00) or more per Unit. If Major Subcontracts have not been executed, Borrower shall furnish to Lender firm bids or internal estimates of the work to be covered by the Major Subcontract, and such supporting documentation therefor as Lender may require. Borrower shall submit to Lender a list of all other Subcontractors working on the Improvements and shall keep the list current until the Improvements are completed. All subcontracts for work, labor and materials entered into by Contractor or directly by Borrower, either with Major Subcontractors, other subcontractors or with Borrower's own employees or agents, shall cover completion of the Improvements shown on the Plans and Specifications. The aggregate contract price for constructing and equipping the Improvements in accordance with the Plans and Specifications and representations made to Lender and all other costs of the project being financed with the Loan proceeds and pursuant to the terms and conditions hereof (the "Project") shall not, exceed the amount allocated and described in the budget for the Loan (the "Loan Budget") approved in writing by Lender and attached hereto and made a part hereof as Exhibit "1B." Borrower shall furnish such additional supporting documentation for the cost of the items described in the Loan Budget as may be required by Lender.

                         11. Survey. Three (3) original copies of a recent (not more than three [3] months old) survey, satisfactory to Lender and prepared by a registered land surveyor in accordance with Lender's requirements, of all properties encumbered by the Mortgage, showing the location and dimensions of all Improvements thereon and indicating the routes of ingress and egress for public access to the Property, all utility lines, walks, drives, recorded or visible easements and rights-of-way on the Property, and showing that there are no encroachments, improvements, projections or easements
          (recorded or unrecorded) on the property lines. Foundation perimeters are to be added to the survey by the surveyor as soon as they are in place for all buildings. The survey shall certify the acreage of the Land and shall indicate whether the Land is located within any flood hazard area. The survey must be prepared in accordance with the Minimum Technical Standards set forth by the Florida Board of Land Surveyors pursuant to the provisions of Section 472.027 of the Florida Statutes and must be certified in favor of Lender and Title Insurer. The surveyor's certificate placed on the survey shall include a statement that said survey locates any and all items set forth as exceptions in the mortgagee title insurance policy (the "Title Policy") as Lender may require, shall satisfy all of the survey requirements in the Commitment, and shall include any other requirements of Lender. A final survey shall be furnished after all Improvements are completed on the Property.

                    12. Notice of Commencement. A Notice of Commencement signed by Borrower at closing or prior to the commencement of construction of each Unit but not more than thirty (30) days prior to such commencement, shall be placed of record by Lender prior to any funding pursuant to the Loan for each Unit and subsequent to the Mortgage in Broward County, Florida, with a certified copy thereof being posted at the job site in accordance with the Florida Construction Lien Law, Chapter 713, Florida Statutes (the "Florida Construction Lien Law") and a copy thereof furnished to Lender. Proof acceptable to Lender, in its sole discretion, that the Notice of Commencement has been properly posted at the job site in accordance with the requirements of the Florida Construction Lien Law, shall be delivered to Lender and to the Title Insurer. The Notice of Commencement shall name the Lender and Title Insurer as additional parties to whom all notices shall be given. The Notice of Commencement shall state that it is in effect throughout the duration of the construction period as set forth in the Construction Contract.

                    13. Borrower's Architect's/Engineer's Opinions and Agreements. Written opinions from Borrower's Architect/Engineer ("Engineer" or "Architect") covering such matters as may be required by Lender and stating that the proposed Improvements, when completed in accordance with the Plans and Specifications, will comply with all governmental restrictions, ordinances and regulations. Further, Borrower will provide Lender with an agreement by Borrower's Architect in form and content acceptable to Lender, regarding Lender's right to use the Plans and Specifications at no cost to Lender upon an Event of Default, as defined in the Mortgage and this Loan Agreement.

                    14. Lender's Construction Inspector's Plan and Cost Review. Written plan and cost review from Lender's construction inspector ("Inspector") covering such matters as may be required by Lender and stating that the proposed Improvements can feasibly be constructed within the Loan Budget and that the proposed Improvements, when completed in accordance with the Plans and Specifications, will comply with all governmental restrictions, ordinances and regulations.

                    15. Assignment of Contract Rights. An assignment to Lender of all of Borrower's contract rights under the Construction Contract, the Major Subcontracts, the Architect's Contract, the Engineer's Contract and all other contracts.

                    16. Commitment Fee. The non-refundable commitment fee of Twenty-Four Thousand Seven Hundred Thirty 00/100 Dollars ($24,730.00) for Note I (which shall be reduced to Twelve Thousand Three Hundred Sixty Five and 00/100 Dollars ($12,365.00) in the event Borrower elects to utilize Lender's cash management services during the entire term of the Loan) and Fifty Thousand and no/100 Dollars ($50,000.00) for Note II (which shall be reduced to Twenty Five Thousand and 00/100 Dollars ($25,000.00) in the event Borrower elects to utilize Lender's cash management services during the entire term of the Loan), plus out-of-pocket expenses. The amount of Twenty-Thousand and 00/100 Dollars ($20,000,00) of the commitment fee was paid simultaneously with Borrower's acceptance of the Commitment, and the balance of the commitment fee has been paid by Borrower simultaneously with the execution of this Loan Agreement. It is understood and agreed that no part of such fee will be returned to the Borrower in any event, including, but not limited to as a credit against closing costs or expenses. In the event Borrower pays the reduced commitment fee as a result of Borrower's election to utilize Lender's cash management services and Borrower ceases to utilize these services at any time during the term of the Loan, Borrower shall pay to Lender the pro rata portion of the commitment fee, calculated at the full amount, for the time period that Borrower does not utilize Lender's cash management services. In addition to the commitment fee, Borrower shall pay to Lender a construction draw fee in the amount of one quarter one percent (.25%) of the amount of each advance under Note II at the time of each advance under Note II.

                    17. Guaranties. The unqualified and unconditional guaranty of payment of the Note by NHC Holding Corp., a Nevada corporation (the "Guarantor"). Further, a guaranty of completion shall be given by the Guarantor.

                    18. Taxes. Proof of payment of real property and personal property taxes for 1995 and all prior years, and information as to tax identification numbers, tax rates, estimated tax values and the identities of the taxing authorities and evidence of payment of any outstanding liens or other outstanding obligations or encumbrances against the Property or Improvements.

                    19. Utilities. Commitment letters addressed to Lender evidencing the availability and sufficiency of water, sewer, electric, telephone and natural gas utility services to satisfactorily service the proposed Improvements on the Property and that such facilities are available and will be furnished.

                    20. Permits. Building permit(s) and satisfactory evidence that the Land and the Improvements and the intended uses of the Property are in compliance with all applicable laws, regulations and ordinances. Such evidence may include letters, licenses, permits, certificates and other correspondence from the appropriate governmental authorities, opinions of Borrower's attorney or other attorneys and opinions or certifications from Borrower's Architect, as Lender may determine. Those laws, regulations and ordinances with which compliance should be evidenced include, by way of illustration but not limitation, the following: (a), environmental protection laws; (b) erosion control ordinances; (c) doing business and/or licensing laws; (d) laws protecting disabled or handicapped persons; and (e) zoning laws (in this regard, the evidence submitted should include (i) the zoning designation made for the Land; (ii) the permitted uses of the Land under such zoning designation, (iii) zoning requirements as to parking, lot size, ingress and egress and building setbacks, (iv) the absence of moratoriums that would prohibit construction of the Improvements, (v) site plan approval, and (vi) the length of time of the validity of all such approvals, variances and permits).

                    21. Cost Breakdown. A detailed construction and nonconstruction cost breakdown on Lender approved forms of all construction and non-construction costs including specification of which items are to be funded from sources other than the Loan. Lender reserves the right to require, at Borrower's expense, a construction cost take-off by Lender's Inspector or by an expert in the construction cost field to be designated by Lender. If, in the judgment of such Inspector or such cost expert, the total estimated costs of constructing the Improvements on the Property to the Borrower exceed the principal amount of the Loan, Lender may require Borrower to invest immediately the amount of the difference in accordance with the equity requirements of this Loan Agreement and the Commitment. Borrower's request for the initial disbursement must be submitted and approved by Lender prior to any advance with respect to the Loan.

                    22. Soil Tests. A report as to soil borings and compaction reports and analysis made at the Land by a soil testing firm satisfactory to Lender and Lender's Inspector. The number and location of such borings shall be in accordance with the recommendations of the soil testing firm and must also be satisfactory to Lender. The report shall include the recommendations of the soil testing firm as to the preparation of the soil needed in order to adequately support the Improvements. (During the course of construction, Borrower shall also provide such reports as to concrete tests and additional soil tests as are requested or required by Lender.)

                    23. Financial Statements. Current financial statements, tax returns, and such other credit information as Lender may require for Borrower, the Guarantor and General Contractor, in form and content satisfactory to Lender, and including evidence of the availability of Borrower's funds necessary, in Lender's sole opinion, to pay the total costs (hard construction and indirect costs) of the Project in excess of the amount of the Loan. The Commitment contains further requirements with respect to the foregoing financial statements and credit information.

                    24. Certification of Cash Investment. Certification, executed by Borrower, stating that Borrower has invested at least Six Hundred Twenty-Two Thousand Nine Hundred Five and 00/100 Dollars ($622,905.00) in cash in the Property, including an enumeration of the items for which this amount was paid.

                   25.   Plans and Specifications.

                         (a) Two (2) sets of the approved site plan and the complete and detailed Plans and Specifications for the development of the site improvements which Borrower shall have approved in writing and which shall be satisfactory to Lender in Lender's sole discretion, including any changes or modifications thereto to the date of receipt by Lender, and any and all construction contracts or other documents in the possession or control of Borrower or any general contractor relating to the construction of the Improvements. The two (2) sets must include plans and specifications for all site development (including storm drainage, utility lines, erosion control and landscaping) work, and must be stamped with all required approvals from all applicable governmental authorities; certified under seal by Architect and signed by Borrower and Contractor to be true copies of the Plans and Specifications architecturally and structurally approved by all authorities and agencies having jurisdiction thereon. The set must also incorporate the recommendations made in the soil testing report. No material changes shall be made thereafter in the Plans and Specifications without the prior written consent of the Lender, except as set forth herein.

                         (b) Not less than fifteen (15) days prior to the first disbursement of Note II two (2) sets of the approved site plan and the complete and detailed Plans and Specifications which Borrower shall have approved in writing and which shall be satisfactory to Lender, including any changes or modifications thereto to the date of receipt by Lender, and any and all construction contracts over $20,000 or other documents in the possession or control of Borrower or any general contractor relating to the construction of the Unit over $20,000. The set must include plans and specifications for architectural, structural, mechanical, plumbing and electrical work, and must be stamped with all required approvals from all applicable governmental authorities; certified under seal by Architect and signed by Borrower and Contractor to be true copies of the Plans and Specifications architecturally and structurally approved by all authorities and agencies having jurisdiction thereon and for which a building permit has been issued. The set must also incorporate the recommendations made in the soil testing report. No changes shall be made thereafter in the Plans and Specifications without the prior written consent of the Lender, except as set forth herein.

                    26. Certificate of Architect. Certificate of Architect preparing the Plans and Specifications addressed to Lender and stating that the Plans and Specifications have been approved by all governmental authorities, meet all State construction, energy conservation, and environmental codes and meet all applicable Federal laws and regulations adopted pursuant to the Fair Housing Act of 1968 (as amended) and the Americans with Disabilities Act of 1990; that provisions have been made for the handicapped in

                    27. Certificate of Engineer. Certificate of Engineer preparing the Plans and Specifications addressed to Lender and stating that any necessary soil testing has been performed and soil conditions are satisfactory for the structural support of the Improvements; that there is adequate ingress and egress; that the Plans and Specifications have been approved by all governmental authority to meet all State construction, energy conservation, and environmental codes; that the zoning is proper; that the permit has been properly issued; that all utilities necessary to service the improvements on the Property are available with adequate capacity; that all required governmental permits and approvals have been obtained; and such additional items as may be required by Lender. The Certificate of Engineer shall include submission of reports and certifications regarding fill, foundation, design, settlement, and such other reports and certifications as reasonably required by Lender.

                    28. Lien Waivers. Waivers of lien from each and every contractor, subcontractor, laborer or material supplier performing services or supplying material to the Property within the past ninety (90) days and an affidavit listing all of said entities and certifying that no work has been performed and no materials have been supplied for which the costs remain unpaid prior to closing.

                    29. Form of Contract. Copy of form of contract for the sale of the resold residences, which shall be acceptable to Lender and its counsel and shall be subordinate to the first lien of the Mortgage. Such contract must provide for an escrow agent acceptable to Lender.

                    30. Insurance. Evidence of insurance in form and content satisfactory to Lender, as set forth herein.

                    31. Collateral Assignment of Sales Contracts and Deposits. A collateral assignment from Borrower to Lender of all of Borrower's rights and interest in and to any and all sales contracts and deposits held thereunder, and providing that all purchasers, deposits shall be held in an escrow account at Lender with an escrow agent acceptable to Lender. The Borrower's rights to all monies in said escrow account shall also be assigned to Lender.

                    32. Collateral Assignment of Licenses and Permits. A Collateral Assignment of all licenses, permits, approvals and certifications relating to the use and construction of the Improvements on the Property, including but not limited to trade and fictitious names, all of which must be transferable during the entire term of the Loan, in form and content acceptable to Lender.

                    33. Appraisal. Appraisal in accordance with the requirements as set forth in the Commitment.

                    34. Construction Loan Disbursement Agreement. The Construction Loan Disbursement Agreement shall be executed by Borrower, Contractor, Lender and the Borrower's counsel, as Disbursing Agent.

                    35. Environmental Audit. An environmental audit or assessment report of the Property and the Improvements thereon, at Borrower's expense performed to Lender's satisfaction by an acceptable and qualified environmental contamination on the Property has occurred or is imminent and containing adequately supported and documented conclusions (which conclusions must be satisfactory to Lender, in its sole discretion) which evaluate (i) whether any hazardous or toxic substances, hazardous wastes, pollutants, contaminants or an other environmental hazards are present in the soil, surface water or groundwater at or adjacent to the Property; (ii) whether operations at the Property are in compliance with all federal, state and local air quality and water quality regulations and other applicable environmental laws and (iii) whether there are any other potential or actual environmental concerns from current or prior ownership and uses of the Property. The contract between the Borrower and consultant for the conducting an environmental audit or assessment shall contain a provision which expressly states that the Lender is an intended beneficiary of the contract and is entitled to rely on any report of findings or conclusions or the results of the environmental audit or, in the alternative, the consultant shall provide a reliance letter confirming that Lender shall be entitled to rely on any report of finds or conclusions or the results of the environmental audit. In order to evaluate the environmental risks associated with this transaction, the Borrower will, upon request, give permission to the Lender and its agents and contractors to enter the Property for the purpose of conducting its own environmental assessment or hydrogeologic study of the Property including soil borings, installation of piezometers, the collection of soil and surface water samples, geophysical or geotechnical testing, soil vapor surveys and the installation and sampling of groundwater monitoring wells. All such assessments, studies, inspections and investigations deemed necessary by Lender shall be conducted at Borrower's expense.

                    36. Miscellaneous. Such other matters, insurance or documents as Lender shall require.

               All of the Loan Documents shall be in form and content satisfactory to the Lender, and shall comply with all of the requirements set forth in the Loan Agreement and the Commitment.

                                   ARTICLE II

                                INITIAL FUNDING

                    1. The proceeds of this Loan which are approved by the Lender for the initial funding under the Loan shall be funded subsequent to the following:

                         (a) Execution of all such documents as Lender and Lender's counsel may require to insure that the Lender has a valid first lien in the amount of the Loan.

                         (b) Recording of all documents as required by Lender's counsel.

                         (c) Receipt by Lender of the marked-up Title Insurance Commitment insuring Lender's Mortgage, which marked commitment must be approved by Lender's counsel.

                         (d) Evidence reasonably satisfactory to Lender and Lender's counsel of the fulfillment of any other condition to funding.

                         (e) Delivery to Lender of the documents required above as a condition to funding.

                    2. The proceeds of this Loan which are intended for subdivision improvements under Note I will not be disbursed by Lender until all of the conditions set forth on Schedule I attached hereto and made a part hereof have been satisfied.

                    3. The proceeds of the Loan which are approved by Lender for the initial funding of any Unit, as hereinafter defined, shall be funded subsequent to the following:

                         (a) receipt by Lender of building permit for the Unit for which funding is requested;

                         (b) execution and recordation of a Notice of Commencement for the Unit for which funding is requested;

                         (c) receipt by Lender of an Approved Sales Contract, as hereinafter defined, for the Unit for which funding is requested (unless the Unit is a Model Unit or Speculative Unit), as hereinafter defined;

                         (d) receipt by Lender of builder's risk insurance coverage for the Unit for which funding is requested; and

                         (e) updated list of subcontractors for the Unit for which funding is requested.

                         (f)  satisfaction of those conditions set forth in
          Schedule II attached hereto and made a part hereof.

                                  ARTICLE III

     A. METHOD AND CONDITIONS OF DISBURSEMENT OF LOAN PROCEEDS FOR SITE DEVELOPMENT

                    1. Funding. Requisitions for disbursements for site development under Note I shall be in an amount not to exceed the percentage of work completed and incorporated into the Project, times the total amount of Note I available for site development, less the amount previously advanced for site development, as approved by Lender's Inspector.

                    2. Request for Advance. Lender agrees that Wampler, Buchanan & Breen, P.A. ("Disbursing Agent") shall make disbursements pursuant to the Construction Loan Disbursement Agreement of even date herewith up to the full principal amount of Note I in accordance with the Loan Budget, and in accordance with and subject to the following procedure:

                         (a) Certificate for Payment. At such time as Borrower shall desire to obtain a disbursement of any portion of the proceeds of Note I for site development, subject to the other requirements hereof, Borrower shall complete, execute and deliver to Lender a request for an advance on a form of draw request approved by Lender, with copies to the Lender's Inspector and the Disbursing Agent, setting forth a detailed breakdown of the requested disbursement, and the original cost breakdown approved by Lender together with the percentage of completion of each item and the balance remaining to complete each item. The Certificate for Payment shall be certified by the Borrower, the Engineer and the Contractor.

                         (b) Evidence of Progress of Construction. The above said Certificate for Payment shall be accompanied by such evidence, at Borrower's expense, in form and content satisfactory to Lender, which shall include but not be limited to Lender's Inspector's report, approval of the Certificate of Payment by Lender's Inspector, Lender's Inspector's certification that there are sufficient funds remaining available under the Loan to complete the Improvements, properly executed certificate, affidavits, waivers and releases of lien from Borrower, Engineer, Contractor and/or such other persons as Lender may require, showing:

                                 (i)  The value of the portion of the work
               completed at that time;

                                 (ii) That all outstanding claims for labor,
               materials and fixtures for which Lender has funded prior Requests for Advance, have been properly paid;

                                   (iii)   That there are no liens outstanding
               against the Property except for Lender's lien and other than inchoate liens for property taxes not yet due;

                                    (iv)   That Borrower has complied with all
               of Borrower's obligations, as of the date thereof, under the Loan Documents;

                                    (v)    That all construction prior to the
               date of the request for an advance has been completed in a good and workmanlike manner in accordance with the Plans and Specifications and as required by all inspecting governmental authorities having jurisdiction thereof;

                                    (vi)   That all funds previously disbursed
               by Lender have been applied in accordance with the Loan Budget;

                                    (vii)  That copies of all bills or
               statements for indirect expenses for which the advance is requested are attached to said Certificate of Payment; and

                                    (viii) Except as otherwise may be provided,
               that all change orders shall have been approved in writing by Lender.

                          Where the draw request relates to items other than
               payments for work performed or materials furnished under the Construction Contract, there shall be included a statement of the purposes for which the advance is desired and invoices for the same, as Lender shall reasonably require and approve.

                           (c) Final Disbursement Date. Subject to the
               provisions of this Article, Lender shall not be required to make any disbursement from the proceeds of this Loan later than the maturity date of Note I.

                           (d) Lien Priority as Prerequisite for Construction.
               As of the date hereof, the Mortgage shall be of first lien priority as to the Property. Lender shall in no event disburse funds from the Loan proceeds for the construction of any of the Improvements unless (a) the Mortgage then shall constitute a first lien on such Improvement, and (b) there shall exist no other lien of any sort, whether prior or inferior, than the lien of the Mortgage with respect to the Property except for the inchoate liens for property taxes not yet due and any mechanic's lien which has no later than fifteen (15) days after filing been either (i) bonded off or (ii) Borrower has filed a Notice of Contest and placed an amount equal to one hundred ten percent (110%) of the amount of the lien with TICOR Title Insurance Company Borrower and Lender acknowledge and agree that in the event the Borrower's Notice of Contest is unanswered within sixty (60) days of proper filing, the one hundred ten percent (110%) amount held in escrow by TICOR Title Insurance Company ("Escrow Monies") shall be returned to Borrower. The parties further acknowledge and agree that if an answer or other pleading is filed relating to the Notice of Contest, Borrower shall be required within ten (10) days thereof to bond off the lien at which time the Escrow Monies shall be returned to Borrower. If Borrower does not bond off the lien within ten (10) days, TICOR title Insurance Company shall be permitted to use the Escrow Monies to pay off the lien.

                          (e) Materials Stored On-Site. Lender is willing to
               make loan disbursements based on the invoice value of insured materials properly stored on the construction site. All invoices for materials stored on-site and the reasonableness of the quantity of such materials are subject to Lender's review and approval. Lender must have a first lien on the materials stored on-site, and a disbursement therefor must not be in conflict with the terms of the Construction Contract. A list must be submitted to Lender of the materials to be stored on-site for which loan disbursements will be requested. Such list must include a breakdown by type, number of units and cost per unit.

                          (f) Materials Stored Off-Site. Lender will not make
               any loan disbursements based on the value of materials stored off-site, unless Lender has given its approval to a disbursement based thereon because of the difficulty or danger of storing such materials on-site, but Lender shall have absolute discretion in determining whether to approve such disbursement and upon what terms and conditions such disbursement will be made. In the event Lender elects to make a loan disbursement for materials stored off-site, the conditions of Paragraph (e) above shall apply to such disbursement.

                          (g) Continuation of Title Insurance Coverage. The
               Certificate for Payment shall be accompanied by a date down endorsement to the Title Policy, which endorsement shall (a) indicate that since the effective date of the Title Policy (or the effective date of the last such endorsement, if any), there has been no change in the status of title to the Property as set out in the Title Policy, and (b) have the effect of increasing the coverage of the Title Policy by an amount equal to the advance then being made, unless the Title Policy expressly provides automatically and unconditionally for such increase in coverage upon each such disbursement.

                    3. Conditions Precedent to Each Disbursement. At no time and in no event shall Lender be obligated to disburse funds:

                          (a) if any Event of Default as described herein or in
               the Mortgage shall have occurred and shall not have been cured, except that Lender may, at Lender's option, pay itself accrued interest to the extent that Loan proceeds allocated to an interest reserve in the Loan Budget remain undisbursed; or

                          (b) if Lender determines that construction of the
               Improvements cannot be completed within the time required by this Loan Agreement; or

                          (c) if, prior to the Loan closing and at all times
               during the term of the Loan, Lender is not satisfied, in its sole discretion, that the proceeds of the Loan remaining undisbursed will be sufficient to complete all of the site development according to the Plans and Specifications and to pay for all labor, materials and costs and all other costs and disbursements required to complete the site development, including interest and other non-construction costs. If required by Lender, Borrower shall pay with its own funds and furnish written documentation which satisfactorily accounts to Lender for all acquisition, development, or other construction costs in excess of the proceeds of this Loan necessary to fully complete the construction of the Improvements. Each such payment shall be expended before any or any other Loan disbursement will be made, and it shall be advanced as construction progresses; or

                          (d) if the Property shall have been damaged by fire
               or other casualty.

                    4. Conditions Precedent to Final Disbursement. All Loan disbursements shall be subject to the following condition:

                          The final Loan disbursement with respect to Note I
               shall be withheld by Lender, and shall be disbursed only upon compliance with the following requirements (in addition to the requirements for all other disbursements as set forth above):

                          (a) Evidence of Completion. Receipt by Lender of
               satisfactory evidence of the completion of the site development substantially in accordance with the Plans and Specifications and approval of such completion by local governmental authorities.

                          (b) Final Releases of Lien; Contractor's Affidavit.
               Receipt by Lender of all final releases of lien by Contractor and any Subcontractors and of the requisite affidavit of Contractor sufficient in the opinion of Lender's counsel to comply with the Florida Construction Lien Law, and the removal of any mechanics' and materialmen's liens (inchoate or otherwise) affecting title to the Property.

                          (c) Borrower's Supervising Engineer's Certification. Certification from the supervising engineer that all on-site and off-site Improvements required to be constructed have been completed substantially in accordance with the approved Plans and Specifications and are free of deficiency.

                          (d) Contractor's Certification. Certification from
               Contractor that all on-site and off-site Improvements required to be constructed have been completed strictly in accordance with the approved Plans and Specifications and are free of structural deficiency.

                          (e) Borrower's Affidavit. Certification by Borrower
               that all on-site and off-site Improvements required to be constructed have been completed substantially in accordance with the approved Plans and Specifications and are free of deficiency.

                    5. Notice, Frequency and Place of Disbursements. At Lender's option (a) the above said draw request shall be submitted to Lender at least five (5) business days prior to the date of the requested advance, (b) disbursements shall be made no more frequently than monthly, (c) all disbursements shall be made by transfer to Borrower's account at Lender or at such other place as Lender may designate from time to time.

                    6. Deposit of Funds Advanced. The above notwithstanding, following any Event of Default, as defined herein and in the Mortgage at Lender's option, Borrower shall deposit all loan proceeds advanced by Lender in a separate and exclusive account to be withdrawn and used solely for the payment of bills for labor, materials and fixtures used or to be used in construction of the Improvements and other costs contemplated by the approved budget, and Borrower will promptly furnish Lender with evidence thereof.

                    7. Advances Do Not Constitute a Waiver. No advance of Loan proceeds hereunder shall constitute a waiver of any of the conditions of Lender's obligation to make further advances, nor in the event Borrower is unable to satisfy any such condition, shall any such waiver have the effect of precluding Lender from thereafter declaring such inability to be an event of default described herein or in the Mortgage.

          B. METHOD AND CONDITIONS OF DISBURSEMENT OF LOAN PROCEEDS FOR UNIT DEVELOPMENT

                    1. Funding. Requisitions for disbursements shall be in an amount not to exceed the percentage of work completed and incorporated for each Unit, times the total amount of the loan available under Note II for the Unit being funded, less the amount previously advanced for that Unit.

                      2. Number of Units. Lender shall only fund the construction at any one time of a maximum of thirty-two (32) Units on the Property which Units shall include: (i) a maximum of three (3) model homes, not subject to a Approved Sales Contract which is to be constructed, furnished and equipped primarily as a means of promoting the sale of other Units of the Project ("Model Units"); (ii) four (4) speculative homes not subject to an Approved Sales Contract, which has been, is being, or is to be constructed for sale in the Project ("Speculative Unit(s)"); and (iii) Units which have been sold pursuant to a legally enforceable sales agreement form approved by Lender to a bona fide third party purchaser at a sales price of not less than the applicable Release Price for the Unit in question, with a purchaser's deposit of not less than five percent (5%) of the total purchase price paid in cash or immediately available funds and deposited into an escrow account maintained at Lender (unless the purchaser has expressly authorized the use of the deposit, or any portion thereof, for the payment of construction costs, in which event such deposit, or portion thereof, may be used by the Borrower to pay construction costs in full compliance with applicable law) and otherwise complying with all applicable laws and regulations so that the purchaser shall have no election or right to terminate such contract without the loss of its deposit except as a result of a financing contingency (the "Approved Sales Contract"). For the purposes of determining what constitutes a bona fide third party purchaser, no purchaser shall be permitted to purchase more than three (3) Units without the prior written consent of Lender. No sales agreement shall be considered bona fide if the purchaser thereunder is a principal of Borrower or the Guarantor, or of any person, firm or corporation (including members of their families or their stockholders, officers of directors) who has rendered services or provided materials to the Project or is a member of the immediate, family of any such person. The sales agreement shall provide that it may not be assigned by the purchaser thereunder without the prior written consent of Lender. ("Sold Units"), (Model Unit(s), Speculative Unit(s) and Sold Units are collectively referred to as "Unit(s)").

                    3. Limits on Advancements of Funds. The funds advanced to Borrower under Note II for each Unit shall not exceed one hundred percent (100%) of the total construction hard costs of each Unit. In absolutely no event will the total amount available for any Unit under Note II exceed the smallest of the following amounts: (i) eighty percent (80%) of the gross sales price of any Unit (exclusive of any lot premiums) after deducting the amount of Note I allocated to the Unit, (ii) eighty percent (80%) of the appraised value for any completed Unit as approved by Lender after deducting the amount of the Note I allocated to the Unit, or (iii) the aggregate amount actually paid by or on behalf of Borrower in connection with the construction of the Unit.

                 If Lender at any time determines that the remaining amount available under Note II for any Unit is not sufficient to pay in full all costs to complete the Unit, Borrower shall, within ten days of Borrower's receipt of written demand therefor from Lender, deposit with Lender the amount set forth in Lender's notice, in cash, to be held and disbursed for the payment of costs relating to the Unit. So long as any such funds remain in such account, all costs of construction of the applicable Unit will be paid from such funds until they become depleted. Borrower's failure to timely deposit the aforesaid funds with Lender shall constitute an Event of Default under this Loan Agreement.

                   4. Assignment of Deposits. Deposits paid by individual purchasers of Units pursuant to Approved Sales Contracts shall be assigned to Lender as additional collateral for the Loan as more particularly described in that certain Collateral Assignment of Sales Contracts and Deposits of even date herewith.

                    5. Request for Advance. Lender agrees that the Disbursing Agent shall make disbursements pursuant to the Construction Loan Disbursement Agreement up to the full principal amount of Note II in accordance with the Loan Budget, and in accordance with and subject to the following procedure:

                          (a) Certificate for Payment. At such time as Borrower
                 shall desire to obtain a disbursement of any portion of the Loan proceeds for the construction of a Unit, subject to the other requirements hereof, Borrower shall complete, execute and deliver to Lender a request for an advance on a form of draw request approved by Lender, with copies to the Lender's Inspector and the Disbursing Agent, setting forth a detailed breakdown of the requested disbursement for each Unit and the original cost breakdown approved by Lender together with the percentage of completion of each item and the balance remaining to complete each item. The Certificate for Payment shall be certified by the Borrower, and the Contractor.

                          (b) Evidence of Progress of Construction. The above
                 said Certificate for Payment shall be accompanied by such evidence, at Borrower's expense, in form and content satisfactory to Lender, which shall include but not be limited to Lender's Inspector's report, approval of the Certificate of Payment by Lender's Inspector, Lender's Inspector's certification that there are sufficient funds available under the Loan to complete the Improvements (excluding purchaser options under Approved Sales Contracts paid for by Borrower during construction), properly executed certificates, affidavits, waivers and releases of lien from Borrower, the Contractor and/or such other persons as Lender may require, showing:

                              (i)     The value of the portion of the Unit
               completed at that time;

                              (ii) That all outstanding claims for labor, materials and fixtures for which Lender has funded prior Requests for Advance, have been properly paid;

                              (iii)   That there are no liens outstanding
               against the Property except for Lender's lien and other than inchoate liens for property taxes not yet due;

                               (iv) That Borrower has complied with all of Borrower's obligations, as of the date thereof, under the Loan Documents;

                               (v) That all construction prior to the date of the request for an advance has been completed in a good and workmanlike manner in accordance with the Plans and Specifications and as required by all inspecting governmental authorities having jurisdiction thereof;

                               (vi) That all funds previously disbursed by Lender have been applied in accordance with the Loan Budget;

                               (vii) That copies of all bills or statements for indirect expenses for which the advance is requested are attached to said Certificate of Payment if requested Lender; and

                               (viii) Except as otherwise may be provided, that
               all change orders shall have been approved in writing by Lender.

                         Where the draw request relates to items other than
               payments for work performed or materials furnished under the Construction Contract, there shall be included a statement of the purposes for which the advance is desired and invoices for the same, as Lender shall reasonably require and approve.

                         (c) Foundation Survey. Immediately upon the completion of the construction of the foundations of each Unit, a foundation survey shall be submitted to Lender which shall show and which shall certify to Lender and Title Insurer, the locations of such foundations. The surveyor shall also submit a certification as to the absence of encroachments from or onto the Land and compliance of the Units, as then constructed, setback requirements and other relevant restrictions. Lender reserves the right to require an endorsement to the title insurance policy insuring that the building location is not in violation of any easements of record and a Certificate of Architect certifying that the building location is not in violation of any setback restrictions.

                         (d) As-Built Surveys. At Lender's request during construction, Borrower shall submit as-built surveys for the Units on the Property to Lender and shall reference the as-built survey in the title insurance policy. In addition, during construction, Lender may request certification from Borrower that all on-site and off-site Improvements required to be constructed have been completed strictly in accordance with the approved Plans and Specifications. The surveys shall show and include the requirements expressed in the Commitment and such other requirements as Lender may require.

                         (e) Access to Streets. Lender shall not make any disbursement for construction of any of the Units on the Property if any such Unit shall not have satisfactory access to dedicated and completed streets unencumbered by liens.

                         (f) Final. Disbursement Date. Subject to the provisions of this Article, Lender shall not be required to make any disbursement from the proceeds of this Loan later than the maturity date of the Note.

                         (g) Lien Priority as Prerequisite for Construction. As
               of the date hereof, the Mortgage shall be of first lien priority as to the Property. Lender shall in no event disburse funds from the Loan proceeds for the construction of any of the improvements unless (a) the Mortgage then shall constitute a first lien on such Improvement, and (b) there shall exist no other lien of any sort, whether prior or inferior, than the lien of the Mortgage with respect to the Property except for the inchoate liens for property taxes not yet due and any mechanics lien which has no later than fifteen (15) days after filing been either (i) bonded off or (ii) Borrower has filed a Notice of Contest and placed an amount equal to one hundred ten percent (110%) of the amount of the lien with TICOR Title Insurance Company Borrower and Lender acknowledge and agree that in the event the Borrower's Notice of Contest is unanswered within sixty (60) days of proper filing, the one hundred ten percent (110%) amount held in escrow by TICOR Title Insurance Company ("Escrow Monies") shall be returned to Borrower. The parties further acknowledge and agree that if an answer or other pleading is filed relating to the Notice of Contest, Borrower shall he required within ten (10) days thereof to bond off the lien at which time the Escrow Monies shall be returned to Borrower. If Borrower does not bond off the lien within ten (10) days, TICOR title Insurance Company shall be permitted to use the Escrow Monies to pay off the lien.

                         (h) Materials Stored On-Site. Lender is willing to make loan disbursements based on the invoice value of insured materials properly stored on the construction site. All invoices for materials stored on-site and the reasonableness of the quantity of such materials are subject to Lender's review and approval. Lender must have a first lien on the materials stored on-site, and a disbursement therefor must not be in conflict with the terms of the Construction Contract. A list must be submitted to Lender of the materials to be stored on-site for which loan disbursements will be requested. Such list must include a breakdown by type, number of units and cost per unit.

         (i) Materials Stored Off-Site. Lender will not make any loan disbursements based on the value of materials stored off-site, unless Lender has given its approval to a disbursement based thereon because of the difficulty or danger of storing such materials on-site, but Lender shall have absolute discretion in determining whether to approve such disbursement and upon what terms and conditions such disbursement will be made. In the event Lender elects to make a loan disbursement for materials stored off-site, the conditions of Paragraph (h) above shall apply to such disbursement.

         (j) Continuation of Title Insurance Coverage. The Certificate for Payment shall be accompanied by a date down endorsement to the Title Policy, which endorsement shall (a) indicate that since the effective date of the Title Policy (or the effective date of the last such endorsement, if any), there has been no change in the status of title to the Property as set out in the Title Policy, and (b) have the effect of increasing the coverage of the Title Policy by an amount equal to the advance then being made, unless the Title Policy expressly provides automatically and unconditionally for such increase in coverage upon each such disbursement. Lender reserves the right to require an endorsement to the title insurance policy, insuring that the building location is not in violation of any easements of record and a Certificate of Architect certifying that the building location is not in violation of any setback restrictions.

    6. Conditions Precedent to Each Disbursement. At no time and in no event shall Lender be obligated to disburse funds:

         (a) if any Event of Default as described herein or in the Mortgage shall have occurred and shall not have been cured, except that Lender may, at Lender's option, pay itself accrued interest to the extent that Loan proceeds allocated to an interest reserve in the Loan Budget remain undisbursed; or

         (b) if Lender determines that construction of the Improvements cannot be completed within the time required by this Loan Agreement; or

         (c) if, prior to the Loan closing and at all times during the term of the Loan, Lender is not satisfied, in its sole discretion, that the proceeds of the Loan remaining undisbursed under Note II will be sufficient to complete all of the Improvements according to the Plans and Specifications and to pay for all labor, materials and costs and all other costs and disbursements required to complete the Improvements, including interest and other non-construction costs. If required by Lender, Borrower shall pay with its own funds and furnish written documentation which satisfactorily accounts to Lender for all acquisition, development, or other construction costs in excess of the proceeds this Loan necessary to fully complete the construction or the improvements. Each such payment shall be expended before any or any other Loan disbursement will be made, and shall be advanced as construction progresses; or

         (d) if the Property shall have been damaged by fire or other casualty.

     7. Conditions Precedent to Final Disbursement. All Loan disbursements shall he subject to the following condition:

         The final Loan disbursement shall be withheld by Lender, and shall be disbursed only upon compliance with the following requirements (in addition to the requirements for all other disbursements as set forth above):

         (a) Evidence of Completion. Receipt by Lender of satisfactory evidence of the completion of the Unit substantially in accordance with the Plans and Specifications and approval of such completion by local governmental authorities.

         (b) Final Releases of Lien; Contractor's Affidavit. Receipt by Lender of all final releases of lien by Contractor and any Subcontractors and of the requisite affidavit of Contractor sufficient in the opinion of Lender's counsel to comply with the Florida Construction Lien Law, and the removal of any mechanics, and materialmen's liens (inchoate or otherwise) affecting title to the Property.

         (c) Contractor's Certification. Certification from Contractor that all on-site and off-site Improvements required to be constructed have been completed strictly in accordance with the approved Plans and Specifications and are free of structural deficiency.

         (d) Borrower's Affidavit. Certification by Borrower that-all on-site and off-site Improvements required to be constructed have been completed substantially in accordance with the the approved Plans and Specifications and are free of deficiency.

         (e) Other Evidence. Such other evidence as Lender may require to establish that each Unit and their intended use comply with all applicable zoning and other requirements of the public authorities having jurisdiction including but not limited to compliance with the National Environmental Policy Act and any other applicable Federal, State, local or municipal environmental impact or energy laws or regulations.

         (f) Insurance. Insurance coverage for each Model Unit and Speculative Unit shall be broadened to include hazard insurance, in form satisfactory to Lender.

     8. Notice, Frequency and Place of Disbursements. At Lender's option (a) the above said draw request shall be submitted to Lender at least five (5) business days prior to the date of the requested advance, (b) disbursements shall be made no more frequently than monthly, (c) no more than six (6) draws may be made per Unit, and (d) all disbursements shall be made by transfer to Borrower's account at Lender or at such other place as Lender may designate from time to time.

     9. Deposit of Funds Advanced. The above notwithstanding, following any Event of Default, as defined herein and in-the Mortgage, at Lender's option, Borrower shall deposit all loan proceeds advanced by Lender in a separate and exclusive account to be withdrawn and used solely for the payment of bills for labor, materials and fixtures used or to be used in construction of the Improvements and other costs contemplated by the approved budget, and Borrower will promptly furnish Lender with evidence thereof.

    10. Advances Do Not Constitute a Waiver. No advance of Loan proceeds hereunder shall constitute a waiver of any of the conditions of Lender's obligation to make further advances, nor in the event Borrower is unable to satisfy any such condition, shall any such waiver have the effect of precluding Lender from thereafter declaring such inability to be an event of default described herein or in the Mortgage.

                                  ARTICLE IV

                               PARTIAL RELEASES


    1. Release of Units. Lender shall release each Unit from the lien of the Mortgage upon Lender's receipt of the following for the Unit to be released:

        (a) Release Price. (i) an amount equal to one hundred twenty percent (120%) of the amount funded per Lot which is estimated to be $51,166.00 to be applied against the outstanding principal balance of Note I, and (ii) one hundred percent (100%) of the monies funded pursuant to Note II for construction of the particular Unit for which a partial release is requested to be applied against the outstanding principal balance of Note II ((i) and (ii) are collectively known as the "Release Price").

        (b) As-Build Survey. Receipt by Lender of three (3) copies of a satisfactory "as-build" survey prepared by a registered surveyor, in accordance with the Plans and Specifications and showing the Unit. The survey shall be certified to Lender and Title Insurer and shall also include a narrative metes znd bounds or platted description of the boundary of the Land, the area of the Land and of the Unit, the location and dimensions of any easement and the dimensions of the Unit. The surveyor must include on the on the survey a signed narrative statement certifying the existence or nonexistence of any encroachment from or onto the Land and must include the date of the survey and the surveyor's registration number and seal and such other matters as required by Title Insurer, in form and substance satisfactory to Lender and Title Insurer.

        (c) Evidence of Completion. Receipt by Lender of satisfactory evidence of the completion of the Unit substantial in accordance with the Plans and Specifications and approval of such completion by local governmental authorities.

Further, provided there exists no default of the terms and conditions of the Loan, Lender shall release any Lot from the lien of the Mortgage, provided construction of improvements has not commenced on the Lot for which a partial release is requested, upon Lender's receipt of an amount equal to one hundred twenty percent (120%) of the amount funded per Lot which is estimated to be $51,166.00 ("Lot Release Price"). The Lot Release Price shall be applied by Lender against the outstanding principal balance of Note I. Borrower shall pay all costs in connection with the preparation, execution and recording of partial releases of the Lots, including, but not limited to, Lender's counsel's fees and costs.

    2. Release of Common Areas. Lender shall, at Borrower's request, release from the lien of the Mortgage the common areas, road right of ways, and any water, sewer of drainage or other easement located on the Property, provided the following terms and conditions are met: (i) the Loan is not in default; (ii) development of the road right of ways is substantially completed; and (iii) the common areas, road right of ways, or water, sewer, drainage or other easement are being conveyed or transferred to the homeowners' association, Broward Conty, or any other governmental entity or agency; (iv) Borrower provides Lender with satisfactory evidence of the conveyance or transfer; and (v) there remains continuous access and ingress and egress to the Property.

    3. Costs and Expenses of Releases. The Borrower shall pay all of Lender's reasonable costs and expenses incurred in the release of the Units.

                                  ARTICLE V

                            WARRANTIES OF BORROWER

    As material inducements to Lender to enter into this Loan Agreement and to make the Loan, Borrower hereby warrants to Lender as follows:

    1. Validity of Loan Documents. That the Loan Documents are in all respects legal, valid and binding according to their terms and grant to Lender a direct, valid and enforceable first lien security interest in the Property and the personalty located thereon subject only to bankruptcy, insolvency and other similar laws affecting the rights of creditors.

    2. Priority of Lien on Personalty. That no bill of sale, security agreement, financing statement or other title retention agreement (except those executed in favor of Lender) has or will be executed with respect to any personal property, equipment or fixtures used in conjunction with the construction, operation or maintenance of the Improvements.

    3. Conflicting Transactions of Borrower. That the consummation of the transactions hereby contemplated and the performance of Borrower's obligations under and by virtue of the Loan Documents will not result in any breach of, or constitute a default under any mortgage, security deed, deed of trust, lease, bank loan or credit agreement, corporate charter or bylaws or other instrument to which Borrower is a party or by which it may be bound or affected.

    4. Pending Litigation. That there are no actions, suits or proceedings pending or, to the knowledge of Borrower, threatened against or affecting Borrower or the Guarantor which affects any of the Property securing the Loan, or involving the validity or enforceability of any of the Loan Documents or the priority of the lien thereof, at law or in equity, or before or by any governmental authority, except actions, suits and proceedings which are fully covered by insurance and which, if adversely determined, would not substantially impair Borrower's ability to perform each and every one of its obligations under and by virtue of the Loan Documents; and that to Borrower's knowledge, it is not in default with respect to any order, writ, injunction, decree or demand of any court or any governmental authority.

    5. Violations of Governmental Law, Ordinances or Regulations. That Borrower has no knowledge of any violation or notice of violations of any federal or state law or municipal ordinance or order or requirement of the county or city in which the Property is located or any municipal department or other governmental authority having jurisdiction affecting the Property, which violations in any way relate to or affect the Property.

    6. Compliance with Zoning Ordinances and Similar Laws. That the Plans and Specifications and construction pursuant thereto and the use of the Property contemplated thereby have been approved by all appropriate governmental and quasi-governmental authorities and accordingly comply and will continue to comply with all applicable governmental and quasi-governmental laws, regulations, and standard requirements, including but not limited to the Fair Housing Act of 1968 (as amended, and the Americans with Disabilities Act of
1990).

    7. Availability of Utilities. That all utility services necessary for the construction of the Improvements and the operation thereof for their intended purpose are available at the boundaries of the Land, including water supply, storm and sanitary sewer facilities, electric and telephone facilities.

    8. Building Permits. That all building permits required for the construction of the Improvements have been obtained or may be obtained without undue delay, unusual expense or material alteration of the Plans and Specifications. Borrower shall deliver copies of all permits to Lender as they are obtained and before construction commences.

    9. Certificate of Occupancy. That all certificates of occupancy required for the occupancy or the Improvements have been obtained or may be obtained without undue delay or unusual expense. Borrower shall deliver copies of all certificates of occupancy to Lender as they are obtained.

   10. Condition of Property. That the Property is not now damaged or injured as a result of any fire, explosion, accident, flood or other casualty.

   11. Brokerage Commissions. That brokerage commission due in connection with the transaction contemplated hereby has been paid in full and that any such commission coming due in the future will be paid promptly by Borrower. Borrower agrees to and shall indemnify Lender from any liability, claim or loss arising by reason of any such brokerage commission. This provision shall survive the repayment of the Loan and shall continue in full force and effect so long as the possibility of such liability, claim or loss exists.

   12. Usury. The amounts to be received by Lender which are or which may be deemed to be interest hereunder or under any of the Loan Documents or otherwise in connection with the transactions herein contemplated constitute lawful interest and are not usurious or illegal under the laws of the State of Florida, and no aspect of the transactions contemplated by this Loan Agreement is or will be usurious under current Florida law.

   13. Accuracy of Information. Lender's commitment to make the Loan, as expressed in the Commitment and accepted by Borrower is based on the accuracy of Borrower's and each Guarantor's representations and statements. Neither this Loan Agreement nor any document, financial statement, credit information, certificate or statement required herein to be furnished or furnished to Lender contains any untrue statement of a fact or omits to state a fact material to this Loan Agreement or to Lender's decision to enter into this Loan Agreement or the transaction contemplated hereunder. Lender shall have the option to declare the Loan to be breached if there shall have been any material misrepresentation or misstatement or any material error in any statement, document or other submission delivered to Lender, or if prior to the initial Loan disbursement, there shall have been a material adverse change in the state of facts submitted to Lender, or if Borrower or any Guarantor has become insolvent, bankrupt or incapacitated, or has otherwise been subject to any material adverse change in financial condition. The Commitment is hereby incorporated herein by reference, but to the extent it conflicts with the Loan Documents, the Loan Documents shall govern.

   14. Set-Offs. As of the date hereof, Borrower does not have any knowledge after due and diligent inquiry of any defense or set-off with respect to any money disbursed or otherwise advanced hereunder.

   15. Investment Company. Borrower represents and warrants that Borrower is not an investment company as defined by the Investment Company Act of 1940, as amended, and that Borrower is not required to register under said Act.

   16. Continuation and Investigation. The warranties and representations contained herein shall be and remain true and correct so long as any of Borrower's obligations hereunder have not been satisfied, or so long as part of the Loan shall remain outstanding, and each request by Borrower for a disbursement or extension of the Loan shall constitute an affirmation that the foregoing representations and warranties remain true and correct as of the date thereof. All representations, warranties, covenants and agreements made herein or in any certificate or other document delivered to Lender by or on behalf of Borrower pursuant to or in connection with this Loan Agreement shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf, and shall survive the making of any or all of the disbursements contemplated hereby.

   17. Hazardous Substances.

       (a) That neither Borrower nor any other person to the Borrower's knowledge, after reasonable inquiry, has ever used the Property as a facility for the storage, treatment or disposal of any "Hazardous Substances," as that term is hereinafter defined;

       (b) That the Property is now and at all times hereafter will continue to be in full compliance with all federal, state and local "Environmental Laws" (as that term is defined hereinafter), including but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), 42 USC Section 9601, et seq., the Superfund Amendments and Reauthorization Act of 1986 ("SARA") , Public Law 99-499, 100 Stat. 1613, the Resource Conservation and Recovery Act ("RCRA"), 42 USC Section
6901, et seq., the Florida Resource Recovery and Management Act, Section 403.701, et seq., Florida Statutes, the Pollutant Spill Prevention and Control Act, Section 376.011-376.17 and 376.19376.21 Florida Statutes, as the same may be amended from time to time and all ordinances, regulations, codes, plans, orders, and decrees now existing or in the future enacted, promulgated, adopted, entered or issued, both within and outside present contemplation of the Borrower and Lender;

       (c) That as of the date hereof there are no hazardous or toxic materials, substances, wastes or other environmentally regulated substances including solids or gaseous products and any materials containing asbestos), the presence of which is limited, regulated or prohibited by any state, federal or local governmental authority or agency having jurisdiction over the Property, or which are otherwise known to pose a hazard to health or safety of occupants of the Property, located on, in or under the Property or used in connection therewith;

       (d) That Borrower shall notify Lender of any change in the nature or extent of any hazardous or toxic materials, substances or wastes maintained on, in or under the Property or used in connection therewith, and will transmit to Lender copies of any citations, orders, notices or other material governmental or other communication received with respect to any other hazardous materials, substances, wastes or other environmentally regulated substances affecting the Property;

       (e) That Borrower is not aware of, nor has the Borrower nor any of its subsidiary or affiliated entities received notice of, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent compliance or continued compliance with Environmental Laws or any ordinance, regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, or which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any Hazardous Substance;

       (f) That there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice or demand letter, notice of violation, investigation, or proceeding pending or threatened against Borrower or the Property, relating in any way to any Environmental Laws or any regulation code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder;

       (g) Borrower hereby agrees to indemnify, reimburse, defend and hold harmless Lender, its officers, directors, employees, successors and assigns from and against all demands, claims, civil or criminal actions or causes of action, liens, assessments, civil or criminal penalties or fines, losses, damages, liabilities, obligations, costs, disbursements, expenses or fees of any kind or of any nature (including, without limitation, cleanup costs, attorneys', consultants' or experts' fees and disbursements and costs of litigation at trial and appellate levels) which may at any time be imposed upon, incurred by or asserted or awarded against, Lender directly or indirectly, resulting from: (a) any acts or activities of Borrower, its agents, employees or contractors, at, on or about the Property which contaminate air, soils, surface waters or groundwaters over, on or under the property; (b) arising from or out of any Hazardous Substance on, in or under the Property; (c) pursuant to or in connection with the application of any Environmental Law to the acts or omissions of Borrower or any other person and any environmental damage alleged to have been caused, in whole or in part, by the transportation, treatment, storage, or disposal of any Hazardous Substance; or (d) arising from or in relation to the presence, whether past, present or future, of any Hazardous Substances on the Property.

    Without limiting the foregoing, this indemnification provision specifically protects the Lender against any claim or action from activities described in
(a), (b), (c) or (d) above, based in whole or in part upon any environmental statute, rule, regulation or policy, including but not limited to Chapters 403 and 376, Florida Statutes, the Florida Administrative Code, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, ("CERCLA") 42 USC Section 9601, et seq., as amended, the Resource Conservation and Recovery Act, 42 USC Section 6901, et seq., and other laws, whether now in existence or enacted in the future.

    Borrower's indemnification obligation hereunder shall be one of strict liability and shall be enforceable without regard to any fault or knowledge of Borrower with respect to any act or omission or condition or event which is the basis of the claim under such indemnification obligation. Borrower's obligation under this section shall not be limited to any extent by the term of the Note or other obligations secured hereby, and such obligation shall continue, survive and remain in full force and effect notwithstanding payment in full or other satisfaction or release of said Note (and other obligations secured hereby) the Mortgage and this Loan Agreement, or any foreclosure under the Mortgage, or any delivery of a deed in lieu of foreclosure, unless Borrower is released pursuant to paragraph 20 of that certain Environmental Compliance and Indemnification Agreement of even date herewith. The provisions of this section shall be deemed to survive and continue in full force and effect after any foreclosure or other proceeding by which the Lender, and its successors and assigns succeed to ownership of the Property.

    As used herein, "Environmental Law" means any federal, state, local statutory or common law relating to pollution or protection of the environment, including without limitation, any common law of nuisance or trespass, and any law or regulation relating to emissions, discharges, releases or threatened releases of Hazardous Substances into the environment (including without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

    As used herein, "Hazardous Substance" means any substance or material (i) identified in Section 101(14) of CERCLA, 42 USC Section 9601(14), as the same may be amended from time to time, or (ii) determined to be toxic, a pollutant or contaminant, under federal, state or local statute, law, ordinance, rule or regulation or judicial or administrative order or decision, as same may be amended from time to time, including but not limited to petroleum and petroleum products as defined in Sec. 376.301(10), Florida Statutes, as same may be amended from time to time;

    (h) Lender shall have the right,to require Borrower to (but not more frequently than annually unless an Environmental Complaint is then outstanding) perform (at Borrower's expense) an environmental audit and, if deemed necessary by Lender, an environmental risk assessment, each of which must be satisfactory to Lender in its sole discretion, of the Property, hazardous waste management practices and/or hazardous waste disposal sites used by Borrower. Such audit and/or risk assessment must be by an environmental consultant satisfactory to Lender. Should Borrower fail to perform such environmental audit or risk assessment within 30 days of the Lender's written request, Lender shall have the right but not the obligation to retain an environmental consultant to perform such environmental audit or risk assessment. All costs and expenses incurred by Lender in the exercise of such rights shall bear interest at the default rate set forth in the Note and shall be secured by the Mortgage and shall be payable by Borrower upon demand or charged to Borrower's loan balance at the discretion of the Lender; and

         (i) Any breach of warranty, representation or agreement contained in this Section shall be an Event of Default hereunder and shall entitle Lender to exercise any and all remedies provided in the Mortgage, or otherwise permitted by law.

    18. Florida Construction Contract Prompt Payment Law. In consideration of the making of the Loan by the Lender, Borrower does hereby agree to indemnify and hold the Lender harmless from any and all losses, claims, and damages, including interest, and attorneys fees, which the Lender may suffer by virtue of the Lender having failed to comply with any of the provisions of the Florida Construction Contract Prompt Payment Law or Florida Statutes section 713.3471. Notwithstanding the matters set forth herein, this indemnification provision shall not be binding if Lender shall not comply with the terms and conditions of
Article III of this Loan Agreement.

                                  ARTICLE VI

                            COVENANTS OF BORROWER

    Borrower hereby covenants and agrees with Lender as follows:

    1. Loan Agreement. To duly and punctually perform, observe and comply with all of the terms, provisions, conditions, covenants and agreements on its part to be performed, observed and complied with hereunder and under the Loan Documents and any other documents and instruments delivered to Lender in connection herewith. Borrower will not suffer or permit any default or Event of Default, as hereinafter defined to exist hereunder or thereunder. Borrower will promptly give notice in writing to Lender (a) of the occurrence of any material litigation or proceeding affecting Borrower and whether or not Borrower's liability, if any, is covered by insurance, and (b) of any dispute between Borrower and any governmental or regulatory body or any other party, which dispute may materially interfere with Borrower's normal operations or with construction of the Improvements.

         2. Construction Contract. (a) To permit no default under the terms of the Construction Contract; (b) to waive none of Contractor's obligations thereunder; (c) to do no act which would relieve contractor from its obligations to construct the Improvements according to the Plans and Specifications; and (d) to make no amendments, other than change orders as may be permitted hereunder and under the Mortgage, to the Construction Contract without Lender's prior written consent.

         3. Agreement of Architect and Engineer. To promptly furnish Lender with an agreement by Architect and Engineer, in form and content acceptable to Lender, that, in the Event of Default by Borrower, as hereinafter defined or under the terms of any of the Loan Documents, Architect and Engineer will, at Lender's request: (a) continue performance pursuant to its agreement with Borrower until completion of construction of the Improvements, provided that Lender shall compensate Architect and Engineer from the date of Lender's assuming such agreement in accordance with said agreement for all such services rendered, and (b) permit Lender to use the Plans and Specifications at no cost to Lender.

         4. Agreement of Contractor. To promptly furnish Lender with an agreement by Contractor, acceptable to Lender, that, in the Event of Default, as hereinafter defined by Borrower under the terms of the Loan Documents, Contractor will, at Lender's request, continue performance pursuant to its agreement with Borrower until completion of construction of the Improvements, provided that Contractor shall be compensated by Lender from the date of Lender's assuming such agreement in accordance with said agreement for all such services rendered.

         5.      Construction Subcontracts.

                 (a) To permit no default under the terms of the Major Subcontracts;

                 (b) To waive none of Subcontractors' obligations thereunder; and

                 (c) To do no act which would relieve Subcontractors of their respective obligations to construct the Improvements according to the Plans and Specifications.

         6. Insurance. Borrower will procure for, deliver copies of and original certificates of and maintain for the benefit of Lender during the life of the Mortgage, insurance policies in such amounts as Lender shall require, including a minimum of $1,000,000.00 / $1,000,000.00 of liability insurance along with $3,000,000.00 umbrella policy, and insurance insuring the Property against fire, builder's risk, hazard, extended coverage and such other insurable hazards, casualties and contingencies as Lender may require. The form of such policies and the companies issuing them shall be acceptable to Lender. All policies shall contain a standard, non-contributory mortgagee endorsement making losses payable to Lender, its successors and/or assigns, as mortgagee and loss payee. All policies shall include a provision for a minimum thirty (30) day advance notice to Lender of any intended policy cancellation or modification. Borrower shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained hereunder, unless Lender is included thereon under a standard, non-contributory mortgagee endorsement making losses payable to Lender. Borrower shall immediately notify Lender whenever any such separate insurance is taken out and shall promptly deliver to Lender the policy or policies of such insurance. The said property insurance so obtained shall include "all risks", builder's risk, on a nonreporting 100% completed value form, on the Improvements, buildings, machinery, equipment, materials, supplies and temporary structures and all other property of any nature used for the construction of the buildings, excluding foundations. This coverage for interest expense is limited to the period of time from the date of physical damage until such time as will reasonably elapse, in the exercise of due diligence, to the repair of the damage to its prior state. The amount of coverage of the policy of insurance shall be the full replacement cost, including underground work. Applicable notice to be given to Lender at the following address: Barnett Bank of South Florida, N.A., Document Services, Post Office Box 40329, Jacksonville, Florida 32203-0329.

         At such time as any portion of the Improvements are completed, Borrower shall submit to Lender a business interruption or rent loss insurance policy in an amount acceptable to Lender, issued by an insurance company acceptable to Lender in Lender's sole discretion.

         The Borrower shall submit to Lender evidence satisfactory to Lender as to whether or not the Property or any part thereof is located within an area identified pursuant to the Flood Disaster Protection Act of 1973 as being in a flood hazard area. If the Property is located in a flood hazard area, flood insurance shall be obtained for the maximum amount of coverage available through the federal flood insurance program for the improvements located on the Property from time to time or 100% of the highest insurance value of the improvements on a replacement cost basis, whichever is less. The flood policy shall cover the same parties covered under the other insurance policies with coverage for flood, collapse, rain damage and such other usual coverage as may be obtained thereunder, and such policy will be written with an insurance company and with cancellation provisions as hereinabove provided. The insurance coverage, without limiting the same by this description, shall extend to any loss occasioned by fire, windstorm, other perils of extended coverage, vandalism, malicious mischief, theft, mysterious disappearance and such other coverage as is a normal incidence of such insurance. The foregoing insurance shall specifically cover necessary architect and engineering fees necessary to repair or replace any insured property and shall also cover debris removal. Further, the insurance shall at least permit waiver of subrogation so any release of liability entered into prior to any loss will not affect the validity of the coverage otherwise provided.

         At least thirty (30) days prior to the expiration date of all such policies, Borrower shall deliver to Lender proof of renewals of all required policies in a form satisfactory to Lender. Borrower shall deliver to Lender receipts evidencing the payment of all such insurance policies and renewals on an annual basis. As further security for the indebtedness secured hereby, the delivery of the insurance policies to Lender shall constitute an assignment of all unearned premiums. In the event of the foreclosure of the Mortgage or any other transfer of title to the Property in extinguishment of the indebtedness secured hereby, all right, title and interest of Borrower in and to all insurance policies then in force shall pass to the purchaser or grantee.

         Lender is hereby authorized and empowered, at its option, to adjust or compromise any loss under any insurance policy. Each insurance company is hereby authorized and directed to make payment for all such losses directly to Lender instead of to Borrower and Lender jointly. After deducting from the insurance proceeds any expense incurred by it in the collection or handling of said funds, Lender shall apply the net proceeds, at it's sole option, to the reduction of the sums secured hereby or toward the repair and restoration of the Improvements, or for any other purpose or object satisfactory to Lender without affecting the lien of the Mortgage for the full amount secured hereby before such payment took place. Lender shall not be held responsible for any failure to collect any insurance proceeds due under the terms of any policy, regardless of the cause of such failure.

         If required by Lender after the occurrence of an Event of Default, Borrower will pay to Lender on the first (1st) day of each month, together with and in addition to the regular installment of interest and principal and until the Note is fully paid, an amount equal to one-twelfth (1/12) of the yearly premiums for insurance, to enable Lender to pay such insurance premiums when due. The Borrower shall promptly furnish Lender with the insurance premium statements. Such added payments shall not be nor be deemed to be trust funds, but may be commingled with the general funds of Lender and Lender shall not pay interest on them. At the option of Lender, such added payments may be carried as a debit item on Lender's books and accounts. Upon demand of Lender, Borrower agrees to deliver to Lender such additional sums as are necessary to make up any deficiencies in the amounts necessary to enable Lender to pay such insurance premiums. Lender shall have no responsibility for payment of any premium for insurance hereunder, except to the extent that funds are deposited by Borrower with Lender hereunder. In the event of a default by Borrower in the performance of any of the terms, covenants and conditions in the Mortgage, this Loan Agreement or the Note, Lender may, at Lender's option, apply any amount then held by Lender under this paragraph to the reduction of the indebtedness secured in the Mortgage.

         If Borrower fails to provide any required insurance or fails to continue such insurance in force, Lender may do so at the Borrower's expense. BORROWER ACKNOWLEDGES THAT IF LENDER SO PURCHASES ANY SUCH INSURANCE, THE INSURANCE WILL PROVIDE LIMITED PROTECTION AGAINST PHYSICAL DAMAGE TO THE PREMISES, UP TO THE BALANCE OF THE NOTE; HOWEVER, BORROWER'S EQUITY IN THE COLLATERAL MAY NOT BE INSURED. IN ADDITION, THE INSURANCE MAY NOT PROVIDE ANY PUBLIC LIABILITY OR PROPERTY DAMAGE INDEMNIFICATION AND MAY NOT MEET THE REQUIREMENTS OF ANY FINANCIAL RESPONSIBILITY LAWS.

         7. Collection of Insurance Proceeds. To cooperate with Lender in obtaining for Lender the benefits of any insurance or other proceeds lawfully or equitably payable to Borrower or Lender in connection with the transactions contemplated hereby and in paying any indebtedness or obligation of Borrower to Lender incurred hereunder (including the payment by Borrower of the expense of an independent appraisal on behalf of Lender in case of a fire or other casualty affecting the Property).

         8. Ad Valorem Tax. Subject to the provisions in the Mortgage, Borrower shall submit proof, on an annual basis, that all ad valorem real property taxes have been timely paid.

         9. Application of Loan Proceeds. To use the proceeds of the Loan solely for the purpose set forth herein and in no event to use any of the Loan proceeds for any other purpose whatsoever. Borrower shall make only such payments to the Contractor on account of other contracts or for other work which may entitle the person performing such work to lien rights in the Property as are proper payments under the Florida Construction Lien Law.

         10. Expenses. To pay any and all costs of closing the Loan, and any and all costs incurred during the term of the Loan any and all expenses of Lender with respect thereto, including but not limited to fees of Lender's Inspector, the disbursing agent, reasonable attorneys' fees and costs (including reasonable attorneys' fees and costs incurred by Lender subsequent to the closing of the Loan in connection with the disbursement, administration, collection, restructure, amendment or transfer of the Loan), advances, recording expenses, surveys, title insurance premiums, intangible taxes, documentary stamps, sales taxes, surtax and other revenue fees, escrow fees, Architect's and Engineer's costs and inspection fees, expenses of foreclosure (including attorneys' fees and costs where Lender is a prevailing party) and similar items, and to allow all closing papers, Loan Documents and other legal matters to be subject to the approval of Lender's counsel. Under no circumstances will Lender pay to any third party any mortgage brokerage or other fees incurred in connection with this Loan and Borrower covenants and agrees to indemnify Lender and hold Lender harmless from any and all such claims for fees or commissions by third parties. Further, Borrower agrees to Day all of Bank's costs and reasonable attorneys' fees, including all appellate litigation, involving any of such claims.

         11. Borrower's Equity Requirement. Lender reserves the right to require, at Borrower's expense, a construction cost analysis by Lender's Engineer or by an expert in the construction cost field, which expert shall be designated by Lender. If Lender estimates, at any time and from time to time, that the amount necessary to assure final completion of the construction of the Improvements including but not limited to interest and other soft or non-construction budget items during the term of the Loan (the "Total Budget") shall exceed the amount of the undisbursed Loan proceeds plus the total amount of all equity investments made or scheduled to be made by Borrower, then Lender shall have the option to require Borrower (a) to immediately deposit with Lender the amount of any such difference, in cash or other form satisfactory to Lender, which amount shall be disbursed toward the Total Budget costs prior to any advance by Lender under the Loan, or (b) to expend the amount of any such difference for items included in the Total Budget with satisfactory evidence of such expenditure being provided to Lender prior to any advance by Lender of the Loan funds. Lender shall be assured at all times, to its satisfaction, that the undisbursed Loan funds are sufficient to complete the Improvements in accordance with the Total Budget and in accordance with the Plans and Specifications and this Loan Agreement. (Lender reserves the right of continual verification of adequate equity investments made by Borrower as herein set forth.) Each such deposit shall be expended before any or any other Loan disbursements will be made,and it shall be advanced as construction progresses.

         12. Commencement and Completion of Construction. Development of the Property shall commence within sixty (60) days of this date and subsequent to the recordation of a Notice of Commencement, and Borrower shall diligently pursue said construction to completion. Good workmanship and quality materials shall be utilized. Quality of construction is of the essence and each construction draw shall be subject to satisfactory quality and completion of work in place. Borrower shall supply such sums of money and perform such duties as may be necessary to complete the construction of the Improvements pursuant to the Plans and Specifications and in full compliance with all terms and conditions of the Loan Documents, all of which shall be accomplished within the Term of the Construction Period as defined herein, and without liens, claims or assessments (actual or contingent) asserted against the Property for any material, labor or other items furnished in connection therewith, and all in full compliance with the Florida Construction Lien Law, and further in compliance with all construction, use, building, zoning and other similar requirements of any pertinent governmental authority. Borrower will provide to Lender evidence of satisfactory compliance with all of such requirements upon request therefor by Lender. Completion of construction shall include but not be limited to grading, landscaping, adequate sewer, water, electrical, gas, telephone and other utility facilities, completed streets, sidewalks, drainage and curbs, both on-site and off-site, public and private. The development of all land development improvements shall be completed nine (9) months from the date of Closing of the Loan. The construction and development of any Unit described herein shall be substantially completed within seven (7) months of the date that funds are first advanced with respect to the unit ("Term of the Construction Period"). Borrower shall not be required to substantially complete said construction within seven (7) months if said completion is delayed due to any acts of God, emergencies, strikes or other causes out of Borrower's control. Notwithstanding the Lender's determination that the Term of the Construction Period shall be extended for this reason, the Lender, in its sole discretion at any time, shall determine the length of the extension period to substantially complete the construction of the improvements and Borrower shall promptly and diligently complete said construction therefor. Borrower agrees to amend the Notice of Commencement to extend the duration of its effectiveness if the construction is delayed beyond the Term of the Construction Period. The construction and development of the improvements shall be inspected and approved by Lender's Inspector. "Substantially Completed" shall mean that the Improvements have been completed in a sufficient manner to obtain all requisite Certificates of Occupancy.

         13. Access. Except for driveways and roads to be constructed on the Property, the rights-of-way for all roads necessary for the full utilization of the Improvements for their intended purposes, have either been acquired by the appropriate governmental authority or have been dedicated to public use and accepted by such governmental authority, and all such roads shall have been completed, or all necessary steps shall have been taken by Borrower and such governmental authority to assure the complete construction and installation thereof prior to the date upon which access to the Property via such roads will be necessary. All curb cuts and traffic signals shown on the Plans and Specifications are existing or have been fully approved by all necessary governmental authorities.

         14. Right of Lender to Inspect Property and Review Plans. To permit Lender and its representatives and agents and Lender's Inspector to enter upon the Property and to inspect the Improvements and all materials to be used in the construction thereof and to cooperate and cause Contractor to cooperate with Lender and its representatives and agents and Lender's Inspector during such inspections (including making available to Lender working copies of the Plans and Specifications together with all related supplementary materials); provided, however, that this provision shall not be deemed to impose upon Lender any obligation to undertake such inspections. Lender shall designate a construction Inspector to perform various services on behalf of Lender. The costs of these services shall be charged to and shall be paid by Borrower. The services performed by Lender's Inspector include but are not limited to review of the Plans and Specifications, review of any and all construction contracts, review of any and all other documents in the possession or control of Borrower or any general contractor relating to the construction of Improvements and all proposed changes to them, inspection of construction work for conformity with the approved Plans and Specifications and approval of requests for Loan disbursements. Borrower's architect and engineer shall perform those services described in the architecture and engineer contracts, including approvals of requisitions for payment required herein and the submission to Lender of the architect's and engineer's certification required prior to final disbursement.

         15. Correction of Defects. To promptly correct any defect in the Improvements or any departure from the Plans and Specifications not permitted herein which has not been approved previously by Lender. The advance of any Loan proceeds shall not constitute a waiver of Lender's right to require compliance with this covenant.

         16. Sign Regarding Financing. To promptly erect and maintain on the Property, an a site suitable to Lender, a sign (1) , to be provided at Lender's expense, indicating that Lender is providing financing, all to Lender's reasonable satisfaction, and to prevent the destruction or removal of said sign without Lender's prior written approval; provided, however, such sign shall not violate any ordinance or restrictive covenant.

         17. Approval of Change Orders. To permit, during the construction of the Improvements, no individual deviation from the Plans and specifications which exceeds $5,000.00, and to permit no multiple deviations which, in the aggregate, exceed $10,000.00, without Lender's prior written approval. Notwithstanding the foregoing, no approval of Lender shall be required in connection with changes requested by a purchaser under an approved Sales Contract provided that the purchaser is required to pay Borrower for the cost of all such changes under the terms of such approved Sales Contract.
Regardless of amount, Borrower shall submit all change orders to Lender within five (5) days of the submission thereof to the Contractor.

         18. Books and Records. To keep and maintain proper and accurate books, records and accounts reflecting all items of income and expense of Borrower in connection with the Property and the construction thereon; and upon the request of Lender, to make such books, records and accounts immediately available to Lender for inspection or independent audit. Such inspection shall take place in Borrower's offices during normal business hours.

         19.     Financial and Operating Statements.

                 (a) To submit to Lender quarterly financial statements,no later than 45 days after each quarter, certified to Lender or on a Lender approved form, prepared in accordance with generally-accepted accounting principles with respect to Borrower.

                 (b) To submit to Lender annual financial statements (both consolidating and consolidated statements), including cash flows, certified to Lender or on a Lender approved form, prepared in accordance with generally-accepted accounting principles, with respect to Borrower and the Guarantor. The statements shall be audited by a certified public accountant.

         20. Monthly Reports. To submit to Lender monthly reports indicating the sales status of the Project along with a copy of all executed contracts.

         21.     Additional Documents.  To perform hereunder as follows:

                 (a) Construction. To furnish to Lender all instruments, documents, initial surveys, footing or foundation surveys (following the pouring of the final slab), certificates, plans and specifications, appraisals, title insurance and other insurance, reports and agreements and upon request (i) financial statements of Borrower, and the Guarantor; (ii) other or further information as to the financial condition of Borrower, and the Guarantor; (iii) the names of all persons with whom Borrower has contracted or intends to contract for major contracts for the construction of the Improvements or the furnishing of labor or materials therefor (for the purposes hereof, a major contract shall be any contract in excess of $20,000.00 designated by Lender to be a Major Contract); (iv) copies and/or lists of all paid and/or unpaid bills for labor and materials with respect to the construction of the Improvements; and (v) budgets of Borrower and revisions thereof showing the estimated cost of construction of the Improvements and funds required at any given time to complete and pay or such construction, and each and every other document and instrument required to be furnished by the terms of the Commitment.

                 (b) Preservation of Security. To sign and deliver to Lender such documents, instruments, assignments and other writings, and to do such other acts necessary or desirable to preserve and protect the collateral at any time securing or intended to secure the Note, as Lender may require.

                 (c) This Loan Agreement. To do and execute all and such further lawful and reasonable acts, conveyances and assurances in the law for the better and more effective carrying out of the intents and purposes of this Loan Agreement, as Lender shall reasonably require from time to time.

         22. Further Encumbrances. There shall be no secondary or further financing of the personal or real property now or hereafter located on the Property, or any part thereof, without Lender's prior written consent, which consent Lender may arbitrarily withhold.

         23. Leases and Sales Contracts Affecting Property. Borrower shall not enter into any sales contract(s) affecting any portion of the Property for which Borrower shall receive Loan monies pursuant to Note II upon terms which are materially different from the sales contract previously approved by Lender without Lender's prior written consent. If Lender is not and shall not fund the construction of a particular Unit pursuant to Note II, Borrower shall provide Lender with copies of the executed contract for the sale of said Unit within ten days of execution of said Unit Contract, however, Lender shall have no approval rights of contracts for Units which are not being funded pursuant to Note II. Borrower shall not enter into any lease affecting any portion of the Property.

         24. Mortgagee Title Insurance. Borrower warrants that there are no matters pending against Borrower or the project which could result in a change in the status of the title to the Property in the period of time between the effective date of the commitment for mortgagee title insurance and the recording of the Mortgage (the "gap"). Borrower covenants that it shall not commit any act or permit any act to be committed which might result in a change in the status of the title to the Property during the gap, and Borrower shall indemnify Lender and the title insurance agent and the title insurance underwriter from any and all losses, costs and expenses (including reasonable attorneys, fees and costs) suffered as a result of a change in the status of the title to the Property during the gap.

         25. Warranties and Representations True. Borrower's warranties, representations and covenants in the Loan Documents shall be true and correct on and as of the date of each advance with the same effect as if made on such date.

         26.      Florida Construction Contract Prompt Payment Law.

                 (a) Borrower shall fully and timely comply with all of the provisions of the Florida Construction Contract Prompt Payment
         Law, Chapter 92-286, Laws of Florida, as amended from time to time. Prior to the commencement of construction, and throughout the term of the construction period of the Loan, the Borrower shall provide to the Lender, a true, complete and correct list of all Major Subcontractors, Major Contract Materialmen, and suppliers of custom fabricated items which are to be incorporated into the Improvements. The Borrower shall, at all times during the term of the construction period of the Loan, provide to the Lender, within 10 days of the Borrower's receipt thereof, Claims of Lien, and Demands Sworn Statement of Account, issued by any party, whether pursuant to the Notice of Commencement or otherwise,in connection with the Project.

                 (b) The Borrower and Lender stipulate and agree that for purposes of section 713.3471(2), none of the construction loan proceeds (as referred to in the statute) have been designated as "Designated Construction Loan Proceeds", as defined in and by such statute. In the event that the stipulation contained in this paragraph is deemed invalid, or unenforceable, in whole or in part, then, in such event, to the extent of such invalidity or unenforceability, the Borrower shall be deemed to have not consented to the disbursement of any reallocated loan proceeds, except where the Lender, prior to any disbursement not in accordance with the original allocation of loan proceeds, affirmatively notifies the Borrower in writing that it will avail itself of a provision in the Mortgage, or this Loan Agreement, permitting such reallocated disbursement ("Lender's Reallocated Disbursement"). In the event that the Lender is going to make a Lender's Reallocated Disbursement, the Borrower agrees that it shall, within 3 business days of a request by the Lender, provide to the Lender a written list, certified by an officer or official of the Borrower having knowledge of the circumstances, and authority to provide certificates on behalf of the Borrower, containing the name and address of all contractor(s) (including all parties who may be deemed a Contractor as a multiple prime contractor, or by virtue of the relationship between the Borrower and any other party or entity furnishing labor, material or services to the Project), and all other actual and potential lienors, including, but not limited to, those who have served a statutory notice to owner upon the Borrower in order to insure that the Lender will be able to comply with the requirements of
         Section 713.3471(2)(b) of the Florida Statutes.

                 (c) in the event that the Borrower requests a reallocation of any portion of the construction loan proceeds in accordance with the provisions of section 713.3471 of the Florida Statutes, such reallocation request will be considered in accordance with the terms and conditions of this Loan Agreement, and the Borrower shall fully and timely comply with all of the Borrower's obligations under section 713.3471(2)(a) of the Florida Statutes, including, but not limited to, the providing of all notices required thereby, and Borrower shall provide to Lender written sworn statements executed by contractor(s) (as defined above) and all other actual or potential lienors (as defined above), confirming that the contractor(s) or other lienor or third party has received the written notice required by section 713.3471 (2)(a) of the Florida Statutes. The Lender shall not be obligated to approve a reallocation requested by the Borrower, or to disburse funds pursuant to an approved reallocation request made by the Borrower, until and unless the Borrower has complied with all of its obligations relating to such disbursement under the terms and provisions of this Loan Agreement and section 713.3471 of the Florida Statutes. Nothing contained herein shall be deemed to constitute a waiver by the Lender of any of its rights relating to the approval of disbursement requests or construction budget or allocations provided elsewhere in this Loan Agreement.

                                  ARTICLE VII
                                   DEFAULT'S

         Upon the occurrence of any one or more of the following circumstances, after the passage of time provided herein ("Event(s) of Default"), Lender shall, at its option, be entitled, in addition to and not in lieu of the remedies provided for the Note, Mortgage, or other Loan Documents, to proceed to exercise any remedy described herein:

         1. Default Under Promissory Note. Failure by Borrower to pay, within fifteen (15) days when due and payable, any installment of interest:, principal or any other payment required to be paid by this Loan Agreement, the Mortgage, the Note or any other Loan Documents; or

         2. Default Under Loan Documents. Failure by Borrower or Guarantor to duly observe any other covenant, condition or agreement of this Loan Agreement, the Mortgage, the Note, the commitment, or any Loan Document or any other security instrument given hereunder not involving the payment of money which is not cured within fifteen (15) days after Borrower's receipt of written notice of default, or such longer period of time if the default, by its nature cannot be cured within said fifteen (15) day period provided Borrower commences the curative action within said fifteen (15) day period and diligently pursues the curative action until completion, but in no event shall this provision be deemed or construed to extend the period for completion of construction of the Improvements as provided in the Loan Agreement; or

         3. Breach of Warranty. Any warranty made or agreed to be made herein or in any related Loan Document heretofore, concurrently or hereafter executed shall be breached by Borrower or Guarantor or shall prove to be false or misleading; or

         4. Filing of Liens Against the Property. Any lien for labor, material, taxes or otherwise shall be filed against the Property or otherwise incurred and not be (i) removed; (ii) bonded off; or (iii) if Borrower files a Notice of Contest and does not place an amount equal to one hundred ten percent (110%) of the amount of the lien with TICOR Title Insurance Company within fifteen (15) days from Borrower's receipt of notice of the filing any such lien; or

         5. Material Adverse Change. Borrower or any Guarantor shall suffer any material adverse change in either's respective financial condition which, in Lender's reasonable opinion, could impair the ability of Borrower to perform all of its duties and obligations under the Loan Documents; or

         6. Deficiency. In Lender's sole opinion, the cost of completing the Improvements in accordance with the Plans and Specifications exceeds the total amount set forth in the Loan Budget, and Borrower has failed to make arrangements satisfactory to Lender, in Lender's sole discretion, for the payment of such additional costs; or

         7. Levy upon the Property. A levy be made under any process on, or a receiver be appointed for the Property or any other property of Borrower which is not discharged within thirty (30) days; or

         8.      Bankruptcy or Insolvency of Borrower.

                 (a) The filing by Borrower or Guarantor of a voluntary or involuntary petition in bankruptcy for adjudication as a bankrupt or insolvent, or the filing by Borrower or Guarantor of any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, or Borrower or Guarantor seeking or consenting to or acquiescing in the appointment of any trustee, receiver or liquidator of Borrower or Guarantor or of all or any substantial part of the Property or of any or all of the rents, revenues, issues, earnings, profits or income thereof, or the making of any general assignment for the benefit of creditors, or written admission by Borrower or Guarantor of its inability pay its debts generally as they become due; or

                 (b) The filing of a petition against Borrower or Guarantor which is not dismissed within forty-five days thereof seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, or the appointment of any trustee, receiver or liquidator of Borrower or Guarantor of all or any substantial part of the Property or of any or all of the rents, revenues, issues, earnings, profits or income thereof without Borrower's consent or acquiescence; or

         9. Assignment for the Benefit of Creditors. Borrower or Guarantor shall make a general assignment for the benefit of creditors; or

         10. Transfer of Property. The sale transfer, conveyance of further encumbrance all or any part of its interest in the Property or in any or the personalty located thereon or used or intended to be used in connection therewith whether voluntary or by operation of law, without Lender's prior written consent, excepting only transfers due to involuntary condemnation which do not render the Property useless for its intended purpose hereunder. For purposes of this paragraph, an assignment, sale or transfer shall also include any assignment, sale, transfer hypothecation or any transfer or any stock of the Borrower other than to an existing shareholder; or

         11. Abandonment of Cessation of Construction. Construction of the Improvements shall be abandoned or shall cease for any reason and not be resumed within fifteen (15) business days thereafter unless such cessation is due to any reason set forth herein, including to strike or unavailability of materials unless such events of force majeure shall delay construction so long that the Improvements reasonably cannot be completed within the time allocated for completion herein; or

         12. Lien Against Property. Borrower grants any mortgage, lien or encumbrance upon the Property, except impact fees which shall be paid by Borrower prior to the funding by Lender on a Unit; or

         13. Encroachments and Permits. All or any portion of the Improvements which encroach upon any street or road setback or easement or upon any adjoining property, or violate any ordinance, regulation, rule or direction of any federal or state agency, or of any governmental or quasi-governmental authority, or any zoning setback line, or the building permit(s) shall be revoked or suspended or shall lapse, or if any building or other permit or license shall be conditional in nature and Borrower shall fail to punctually satisfy the conditions so as to prevent its invalidity; or

         14. Unauthorized Work. Borrower shall, without Lender's prior written consent, undertake or contract for work on the Property outside of or beyond the scope of the Plans and Specifications with the exception of any change order which is in an amount less than $5,000.00 unless otherwise authorized pursuant to the terms of this Loan Agreement; or

         15. Breach. A violation or breach shall occur in any agreement, covenant or restriction affecting title to the Property, including but not limited to matters appearing as permitted exceptions in the Title Policy which is not cured within fifteen (15) days after Borrower's receipt of written notice of breach, or such longer period of time if the breach, by its nature cannot be cured within said fifteen (15) day period provided Borrower commences the curative action within said fifteen (15) day period and diligently pursues the curative action until completion; or

         16. Commencement of Construction. Construction of the Improvements has not commenced within sixty (60) days of the date hereof; or

         17. Filing of Notice. The filing for record by Borrower or Guarantor of a notice limiting the maximum amount which may be secured by the Mortgage pursuant to Section 697.04(1)(b) of the Florida Statutes (1993).

         18. Cross-Default of Note. Any breach or event of default pursuant to Note I and Note II shall be an event of default pursuant to both Note I and
Note II.

                                  ARTICLE VIII

                               REMEDIES OF LENDER

         Upon the occurrence of any one or more of the circumstances set out as an Event of Default herein, Lender shall, at its option, be entitled, in addition to and not in lieu of the remedies provided for in the Note, Mortgage or other related Loan Documents, to proceed to exercise any of the following remedies:

         1. Default Constitutes Default Under Loan Documents. Borrower agrees that the occurrence of such Event of Default shall constitute a default under each of the Loan Documents, thereby entitling Lender (a) to exercise any of the various remedies therein provided, including the acceleration of the indebtedness evidenced by the Note and the foreclosure of the Mortgage, and (b) cumulatively to exercise all other rights, options and privileges provided by law or in equity.

         2.      Acceleration of Maturity.

                 (a) In the event any payment of the principal sum, or any installment thereof, or any interest thereon, is not made when payment is due, after expiration of any applicable grace period the Loan may be declared in default and the entire amount of the Note or so much as may have been advanced, including the principal balance then outstanding, together with all interest accrued thereon, shall be accelerated and shall become immediately due and payable, at the option of Lender and without notice (the Borrower hereby expressly waives notice of such default), time being of the essence of this agreement.

                 (b) In the event Borrower fails to perform any covenant, condition or agreement required in this Loan Agreement, the Note, Mortgage, or any other related Loan Documents, after the expiration of any applicable grace period, Lender may declare the Loan in default and the entire amount of the Note, including the principal balance then outstanding, together with all interest accrued thereon, shall be accelerated and declared to be immediately due and payable at the option of Lender.

         3.      Lender's Right to Enter and Take Possession, Operate and Apply
Income.

                 (a) If an Event of Default shall have occurred and be continuing, Borrower agrees that upon Lender's demand, Borrower shall forthwith surrender to Lender the actual possession and, to the extent permitted by law, Lender itself or by such officers or agents as it may appoint, may enter and take possession of all the Property and may exclude Borrower and its agents and employees wholly therefrom and may have joint access with Borrower to the books, papers and accounts of Borrower.

                 (b) If an Event of Default shall have occurred and be continuing, and if Borrower shall for any reason fail to surrender or deliver all or any portion of the Property to Lender upon demand, Lender may obtain a judgment or decree conferring on Lender the right to immediate possession or requiring Borrower to deliver immediate possession of all or part of the Property to Lender.

                 (c) Borrower will pay to Lender upon demand, all expenses of obtaining such judgment or decree (including all expenses incurred by Lender as a result of any appeal), together with reasonable compensation to Lender, its attorneys and agents; and all such expenses and compensation shall be secured by the lien of the Mortgage.

                 (d) Upon every such entering upon or taking of possession, Lender may hold, store, use, operate, manage and control the Property and conduct Borrower's business on the Property and, from time to time:

                          (i) make all maintenance, repairs, renewals, replacements, additions, betterments and improvements necessary and proper to the Property and purchase or otherwise acquire additional fixtures, personalty and other property;

                          (ii)    insure the Property;

                          (iii) manage and operate the Property and exercise all of the rights and powers of Borrower (in Lender's name or otherwise) with respect to the management and operation of the Property;

                          (iv) enter into any and all agreements with respect to the exercise by others of any of the powers herein granted to Lender;

                          (v) to perform or cause to be performed any and all work and labor necessary to complete the Improvements in accordance with the Plans and Specifications; and

                          (vi) to disburse that portion of the Loan proceeds not previously disbursed (including any retainage) to the extent necessary to complete construction of the Improvements in accordance with the Plans and Specifications, and if such completion requires a larger sum than the remaining undisbursed portion of the Loan, to disburse such additional funds, all of which funds so disbursed by Lender shall be deemed to have been disbursed to Borrower and shall be secured by the Mortgage. For this purpose, Borrower hereby constitutes and appoints Lender its true and lawful attorney-in-fact with full power of substitution to complete the construction of the Improvements in Borrower's name and hereby empowers Lender as said attorney-in-fact to take all actions necessary in connection therewith, including but not limited to the following: (i) to use any funds of Borrower, including any balance which may be held in escrow and any funds which may remain unadvanced hereunder, for the purpose of completing the Improvements in the manner called for by the Plans and Specifications; (ii) to make such additions and changes and corrections in the Plans and Specifications which shall be necessary or desirable to complete the Improvements in substantially the manner contemplated by the Plans and Specifications; (iii) to employ such contractors, subcontractors, agents, architects and engineers and inspectors as shall be required for said purposes; (iv) to pay, settle or compromise all existing or future bills and claims which are or may be liens against the Property or which may be necessary or desirable for the completion of the Improvements or the clearance of title to the Property;(v) to execute all applications and certificates in Borrower's name which may be required by any construction contract; and to do any and every act with respect to the construction of the improvements which Borrower may do in its own behalf. It is understood and agreed that this power of attorney shall be deemed to be a power coupled with an interest which cannot be revoked by death or otherwise. Said attorney-in-fact shall also have power to prosecute and defend all actions or proceedings in connection with the construction of the

         Improvements and to take such action and require such performance as it deems necessary. In accordance therewith, Borrower hereby assigns and quitclaims to Lender all sums to be advanced hereunder, including retainage and any sums in escrow, conditioned upon the use of said sums, if any, for the completion of the Improvements.

all as Lender may, from time to time, determine to be to its best advantage; and Lender may collect and receive all the income, revenues, rents, issues and profits of the same, including those past due as well as those accruing thereafter, and after deducting:

                          (aa) All expenses of taking, holding, managing and
                 operating the Property (including compensation for the services of all persons employed for such purposes);

                          (bb) The cost of all such maintenance, repairs,
                 renewals, replacements, additions, betterments, improvements, purchases and acquisitions;

                          (cc) The cost of such insurance;

                          (dd) Such taxes, assessments and other charges prior
                 to the lien of the Mortgage as Lender may determine to pay;

                          (ee) other proper charges upon the Property or any
                 part thereof; and

                          (ff) The reasonable compensation, expenses and
                 disbursements of the attorneys and agents of Lender, including attorneys, fees and costs for any appeal.

Lender shall apply the remainder of the sums received by Lender, first to the payment of accrued interest and then to the payment of principal and all other sums or indebtedness that may be due hereunder.

                 (e) Whenever all interest, principal installments and other amounts due under the terms of the Note and Mortgage shall have been paid and all defaults made good, Lender shall surrender possession of the Property to Borrower, its successors or assigns. Lender's right to take possession, however, shall exist if any subsequent Event of Default shall occur and be continuing.

         4. Receiver. If any Event of Default shall have occurred and be continuing, Lender shall be entitled, as a matter of strict right and without regard to the value or occupancy of the Property, to the appointment of a receiver who will enter upon and take possession of the Property, collect the rents and profits therefrom and apply the same as the court may direct. The receiver shall have all the rights and powers permitted under the laws of Florida. All costs and expenses (including receiver's fees, attorneys' fees and costs, including attorneys' fees and costs incurred as a result of any appeal, and agents' compensation) incurred in connection with the appointment of a receiver shall he secured by the Mortgage. The right to enter and take possession of the Property, to manage and operate the same and to collect the rents, issues and profits thereof (whether by a receiver or otherwise) shall be cumulative to any other right or remedy hereunder or afforded by law and may be exercised by Lender concurrently therewith or independently thereof. Lender shall be liable to account only for such rents, issues and profits actually received by Lender whether received pursuant to this paragraph 4 or the preceding paragraph 3 above. Notwithstanding the appointment of any receiver, trustee or other custodian, Lender shall be entitled, as pledgee, to the possession and control of any cash or other instruments, at the time held by or payable or deliverable under the terms of this Loan Agreement or the Mortgage to Lender.

         5.      Lender's Power of Enforcement.    If any Event of Default shall
have occurred and be continuing, whether Lender takes possession or not, Lender may proceed by suit at law or in equity (or by any other appropriate proceeding or remedy) to enforce payment of the Note or the performance of any term of the Mortgage, this Loan Agreement, the Loan Documents or any other right, to foreclose the Mortgage and to sell the Property in its entirety or in separate parcels, under the judgment or decree of a court or courts of competent jurisdiction and to pursue any other remedy available to it, all as Lender shall deem most effectual. Lender may take action either by judicial proceedings or by the exercise of its powers to take possession, as Lender may determine.

         6.      Principal and Interest Become Due on Foreclosure.     Upon
commencement of suit or foreclosure of the Mortgage, the unpaid principal balance of the Note, if not previously accelerated and declared due for Borrower's default, and the interest accrued thereon, together with all other sums owed by Borrower to Lender that remain unpaid at the time of the commencement of such suit or foreclosure, together with accrued interest thereon, shall be immediately due and payable.

         7.      Purchase by Lender.       Upon any foreclosure sale pursuant
to judicial proceedings, Lender may bid for and purchase all or any portion of the Property and, upon compliance with the terms of sale, may hold, retain and possess and dispose of the Property without further accountability to Borrower.

         8.      Waiver of Appraisement, Valuation, Stay, Extension and
Redemption Laws.     Borrower agrees (to the full extent permitted by law) that in case of a default on its part hereunder, neither Borrower nor anyone claiming by, through or under it, shall or will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of the Mortgage or the final and absolute sale of the Property or the final and absolute possession of the Property by the purchasers in foreclosure, and Borrower, for itself and for all who may at any time claim through or under it, hereby waives (to the full extent that it may lawfully do so) the benefit of all such laws except Borrower's statutory right of redemption for the ten (10) day period between issuance of a certificate of sale and the issuance of a certificate of title, and any and all right to have the assets comprising the Property marshalled upon any foreclosure and Borrower agrees that the Property may be sold in its entirety.

         9.      Suits to Protect the Property.    Lender shall have power: (a)
to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Property by any acts which may be unlawful or which violate the Mortgage or this Loan Agreement; (b) to preserve or protect Lender's interest in the Property and in the income, revenues, rents and profits arising therefrom; and (c) to restrain the enforcement of or compliance with any legislation or other government enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order would impair Lender's security. All payments made or costs or expenses incurred by Lender in connection with this paragraph, including reasonable attorneys, fees and costs, whether or not suit is filed and, if filed, for all appeals, shall he secured by the Mortgage and shall be immediately repaid by Borrower to Lender on demand, with interest thereon from the date incurred until the date repaid by Borrower at the same rate as provided by the Note.

         10.     Borrower to Pay the Note an Any Default in Payment;
Application of Monies by Lender.     If default shall be made in the payment of
any amount due under the Note, Mortgage, this Loan Agreement or any Loan Documents, then after the expiration of any applicable grace period, upon Lender's demand, Borrower will pay to Lender the whole amount due and payable under the Note; and in case

Borrower shall fail to pay the same upon demand, Lender shall be entitled to sue for and to recover judgment for the whole amount so due and unpaid together with all costs and expenses, including compensation, costs, expenses and disbursements of Lender's agents and attorneys, whether or not suit is filed, and if filed, for all appeals.

         Lender shall be entitled to sue and recover judgment as aforesaid either before, after or during the pendency of any proceeding for the enforcement of the Mortgage, and the right of Lender to recover such judgment shall not be affected by any taking, possession or foreclosure sale hereunder or by the exercise of any other right, power or remedy for the enforcement of the terms of the Mortgage or the foreclosure of the lien hereof.

         In case of a foreclosure sale of all or any part of the Property and of the application of the proceeds of sale to the payment of the debt secured by the Mortgage, Lender shall be entitled to enforce payment of and to receive all amounts then remaining due and unpaid upon the Note, and Lender shall be entitled to recover judgment for any portion of the debt remaining unpaid, with interest.

         Borrower agrees, to the full extent that it may lawfully so agree, that no recovery of any such judgment by Lender and no attachment or levy of any execution upon any such judgment upon any of the Property or upon any other property shall in any manner or to any extent affect the lien of the Mortgage upon the Property or any part thereof or any lien, rights, powers or remedies of Lender hereunder, but such lien, rights, powers and remedies shall continue unimpaired.

         Any money collected by Lender or received by Lender under this paragraph 10 shall be applied as follows:

              (a) to the payment of the compensation, expenses, costs and disbursements of the agents and attorneys of Lender;

              (b) to the payment of the amounts of accrued interest and principal and any other amount due and unpaid under the Note; and

              (c) to the payment of all other indebtedness due Lender under any other loans secured by the Mortgage.

         11.     Delay Or Omission - No Waiver.     No delay or omission of
Lender to exercise any right, power or remedy accruing upon any default shall impair any such right, power or remedy or shall be a waiver of any such default or acquiescence therein; and every right, power and remedy given by this Loan Agreement, any Loan Document or by law to Lender may be exercised from time to time and as often as may be deemed expedient by Lender.

         12.     No Waiver Of One Default To Affect Another, Etc.     No waiver
of any default hereunder shall extend to or shall affect any subsequent or any other then existing default or shall impair Lender's rights, powers or remedies for the defaults not waived by Lender.

         If Lender: (a) grants forbearance or an extension of time for the payment of any sums secured by the Mortgage; (b) takes other or additional security for the payment of the Note; (c) waives or does not exercise any right granted in this Loan Agreement, the Mortgage or in the Note or any Loan Documents; (d) releases any part of the Property from the lien of the Mortgage or otherwise changes any of the terms of this Loan Agreement, the Note or Mortgagee or any Loan Documents; (e) consents to the filing of any map, plat or replat of the Land; (f) consents to the granting of any easement on the Land; or (g) makes or consents to any agreement subordinating the lien of the Mortgage, any such act or omission by Lender shall not release, discharge, modify, change or affect Borrower's original liability under the Note, the Mortgage, this Loan
Agreement or otherwise, or the original liability of any maker, general partner, co-signer, endorser, surety or guarantor of the Note, nor shall any such act or omission preclude Lender from exercising any right, power or privilege granted in this Loan Agreement or the Mortgage in the event of any other concurrent or subsequent default, nor (except as otherwise expressly provided in an instrument or instruments executed by Lender) shall the lien of the Mortgage be altered thereby. In the event of the sale or transfer by operation of law or otherwise of all or any part of the Property, Lender, without further notice, is authorized and empowered to deal with any such transferee as fully and to the same extent as it might deal with Borrower, without in any way releasing or discharging any of Borrower's liabilities or obligations hereunder.

         13. Discontinuance of Proceedings - Position of Parties Restored. In case Lender shall have proceeded to enforce any right or remedy under the Mortgage by foreclosure, entry or otherwise and such proceedings shall have been discontinued or abandoned for any reason, then and in every such case, Borrower and Lender shall be restored to their former positions and rights hereunder and all rights, powers and remedies of Lender shall continue as if no such proceeding occurred.

         14.     Remedies Cumulative.      No right, power or remedy conferred
upon or reserved to Lender by this Loan Agreement is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder or now or hereafter existing at law or in equity or by statute.

                                   ARTICLE IX

                                 MISCELLANEOUS

         In the event of a conflict with other provisions of this Loan Agreement, the provisions of this Article shall control.

         1.      Binding Terms.   All of the obligations, covenants, terms and
conditions hereof shall be binding obligations, covenants, terms and conditions throughout the term of this loan.

         2.      Bank Accounts.   Borrower shall open and maintain during the
entire term of this Loan all of its accounts with respect to the Project at Barnett Bank of South Florida, N.A, including, without limitation, its operating account with respect to the Project and the construction fund account.

         3.      Monthly Reports.   Borrower shall submit monthly reports to
Lender indicating the sales status of the Project along with a copy of all executed sales contracts.

         4. Certificate Re: Application of Proceeds and Remaining Costs. Bills or statements for all expenses for which a disbursement is requested shall, at Lender's option, be presented to Lender along with both a certification from Borrower, Architect, and Contractor that all labor and materials for which funds are requested have gone into the Project according to the approved Plans and Specifications, and a certification from all of said parties setting forth the estimated remaining cost of construction to complete the Project.

         5.      Payment of Construction Costs.    Lender shall be under no
duty or obligation to anyone to ascertain whether Borrower has used or will use the Loan proceeds for the payment of bills incurred by Borrower in connection with the construction of the Improvements. Payment of all bills for labor and materials in connection with the construction of the improvements shall be Borrower's responsibility, and Lender's sole obligation shall be to advance the proceeds of the Loan subject to, and in accordance with this Loan Agreement.

         6.      Recommendation By Lender's Inspector.      At, no time shall
Lender be obligated to disburse funds in excess of that recommended by Lender's Inspector.

         7.      Notices To All Parties.   All notices, statements, requests
and demands given to or made upon any party hereto in accordance with the provisions of this Loan Agreement shall be deemed to have been given or made when hand delivered or when deposited in the Certified Mails of the United States, Return Receipt Requested, postage prepaid, addressed to such party at the address or addresses hereinabove stated following the names of the respective parties, or to a different address in accordance with any unrevoked written direction from such party to the other parties hereto, except in cases where it is expressly provided herein that such notice, request or demand shall not be effective until received by the party to whom it is intended.

         8. No Partnership Or Joint Venture. Nothing herein contained nor the acts of the parties hereto shall be construed to create a partnership or joint venture between Borrower and Lender, and the parties hereby acknowledge that no such relationship exists between them.

         9. No Assignment By Borrower. This Agreement may not be assigned by Borrower without the prior written consent of Lender. If Lender approves an assignment hereof by Borrower, Lender shall be entitled to make advances to such assignee and such advances shall be evidenced by the Note and secured by the Mortgage and related Loan Documents. Borrower shall remain liable for payment of all sums advanced hereunder before and after such assignment and all Guarantors shall remain liable under their respective guaranties.

         10.     Usury.   It is the intention of the parties to comply with all
applicable usury laws. Accordingly, it is agreed that notwithstanding any provision to the contrary in the Loan Documents, in no event shall the Loan Documents require the payment or permit the collection of interest in excess of the maximum amount permitted by such laws. If any such excess of interest is contracted for, charged or received under the Loan Documents, or in the event the maturity of the indebtedness evidenced by such Loan Documents is accelerated in whole or in part, so that under any such circumstance, the amount of interest contracted for, charged or received shall exceed the maximum amount of interest permitted by the applicable usury laws, then in any such event (a) the provisions of this paragraph shall govern or control, (b) neither Borrower nor any other person or entity now or hereafter liable for repayment of the Loan shall be obligated to pay the amount of such interest not permitted by the applicable usury laws, (c) any such excess which may have been collected shall be refunded to Borrower and (d) the effective rate of interest for the Note shall be automatically reduced to the maximum lawful rate allowed under applicable usury laws.

         11.     Time.    Time is of the essence of this loan Agreement.

         12.     Waiver.   No waiver of any term, provision, condition, covenant
or agreement herein contained shall be effective unless set forth in a writing signed by Lender, and any such waiver shall be effective only to the extent set forth in such writing. No failure by Lender to exercise, or no delay by Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof, or the exercise of any right or remedy provided by law. No notice to or demand on Borrower in any case shall, in itself, entitle Borrower to any other or further action in any circumstance without notice or demand.

         13.     Conflict.   The provisions of this Loan Agreement shall control
in the event of any conflict among it, the Commitment, the Note, the Mortgage and any other Loan Document.

         14.     Additional Financing.     The Lender's obligation to fund this
Loan is limited to the principal amount set forth in the Note herein and the Lender is not obligated to fund any additional amounts other than as set forth in the Note herein. It is expressly understood that Borrower has sought and agreed to the terms for repayment set forth in the Note and it is the burden of the Borrower to provide any permanent financing, bridge financing, or other financing which may be necessary to repay this Loan on or prior to the Maturity date. It is expressly understood that it is not the responsibility of the Lender to provide to Borrower further financing of the Project or the repayment of this Loan.

         15. Right of First Offer. Lender shall have an absolute a right of first offer to finance the acquisition, development, and construction with respect to an additional 56 lots current under option by Borrower pursuant to that Option Agreement dated September 26, 1995 by and between Borrower and WCI Communities Limited Partnership. However, under no circumstances shall Lender be obligated to provide such construction financing.

         16. Guarantor's Minimum Tangible Net Worth. Throughout the term of the Loan, Guarantor shall maintain a minimum tangible net worth, calculated in accordance with generally-accepted accounting principles of not less than Ten Million and 00/100 Dollars ($10,000,000.00) and a maximum debt to tangible net worth ratio of 5.5 to 1.

         17.     Borrower's Minimum Tangible Net Worth.   Throughout the term of
the Loan, Borrower shall maintain a minimum tangible net worth, calculated in accordance with generally-accented accounting principles of not less than One Million and 00/100 Dollars ($1,000,000.00) plus fifty percent (50%) of future net, after tax, income.

         18.     Employment.      Throughout the term of the Loan Borrower
shall not change the involvement and responsibility of David Adler with respect to the Project without the approval of Lender.

         19.     Homeowner's Documents.    Lender and Lender's counsel must
approve all proposed master association and homeowners' association documentation with respect to Lender being obligated to fund the Project prior to any advances under Note II.

         20.     Letter Of Credit.     In connection with Loan, after closing
Lender agrees to issue a standby letter of credit (the "LC") or letters of credit in the aggregate amount not to exceed One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00) for the benefit of Borrower with respect to subdivision improvements associated with the Project, provided Borrower executes Lender's standard letter of credit documentation in connection with the issuance of each LC and Borrower pays to Lender a letter of credit fee with respect to each LC in the amount of greater of one percent (1%) of the amount of such LC, or (ii) Three Hundred Fifty Dollars ($350.00). One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00) under Note I shall be reserved to fund Borrower's obligations with respect to any advances under the LC.

         21.     Joinder.    Within a reasonable period of time after receipt of
written request by the Borrower (in no event to exceed twenty (20) days from the date of request), the Lender agrees to join in and/or consent ("Joinder") to such documents as may be reasonably required (a) in order to obtain governmental approvals affecting the Property which are necessary to complete construction of the Improvements; (b) for the recording of the homeowner's documents, provided same is in form and content satisfactory to Lender; and (c) for the dedication of and/or granting of easements for utilities and drainage as may be necessary in connection with the development of the Property, provided that the location and terms of such easements are acceptable to Lender.

                                   ARTICLE X

                              GENERAL CONDITIONS

         The following conditions shall apply throughout the term of this Loan
Agreement:

         1.      Rights Of Third Parties.     All conditions of Lender's
obligations hereunder, including the obligation to make advances, are imposed solely and exclusively for the benefit of Lender, its successors and assigns, and no other person other than the Borrower, shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make advances in the absence of strict compliance with any or all thereof, and no other person, other than the Borrower, under any circumstance, shall be deemed to be a beneficiary of such conditions, any and all of which Lender freely may waive in whole or in part at any time if, in its sole discretion, it deems it desirable to do so. In particular, Lender makes no representation and assumes no obligation as to third parties concerning the quality of the construction of the Improvements by Borrower or the absence therefrom of defects. In this connection, Borrower agrees to and shall indemnify Lender from any liability, claim or loss and attorneys' fees and costs resulting from the disbursement of the Loan proceeds or from the condition of the Property, whether related to the quality of construction or otherwise and whether arising during or after the term of the Loan. This provision shall survive the repayment of the Loan and shall continue in full force and effect so long as the possibility of such liability, claim or loss exists. Notwithstanding anything to the contrary contained in this Loan Agreement, Lender shall not settle or compromise any lawsuit brought by a third party relating to the matters set forth in this paragraph without the express consent of Borrower, which consent shall be in Borrower's discretion.

         2.      Evidence Of Satisfaction Of Conditions.    Any condition of
this Loan Agreement which requires the submission of evidence of the existence or nonexistence of a specified fact or facts, implies as a condition the existence or nonexistence, as the case may be, of such fact or facts, and Lender shall, at all times, be free to establish independently and to its reasonable satisfaction and in its absolute discretion such existence or nonexistence.

         3.      Assignment.      Lender shall have the unconditional right to
assign all or any part of its interest hereunder to any third party, but Borrower may not assign this Loan Agreement or any of its rights or obligations hereunder without Lender's prior written consent.

         4.      Successors And Assigns Included In Parties.        Whenever in
this Loan Agreement one of the parties hereto is named or referred to, the heirs, legal representatives, successors and permitted assigns of such party shall be included, and all covenants and agreements contained in this Loan Agreement by or on behalf of Borrower or by or on behalf of Lender shall bind and inure to the benefit of their respective heirs, legal representatives, successors and permitted assigns, whether so expressed or not.

         5.      HEADINGS.    The headings of the sections, paragraphs and
subdivisions of this Loan Agreement are for the convenience of reference only, are not to be considered a part hereof and shall not limit or otherwise affect any of the terms hereof.

         6.      INVALID PROVISIONS TO AFFECT NO OTHERS.    If fulfillment of
any provision hereof or any transaction related hereto at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provision herein contained operates or would prospectively operate to invalidate this Loan Agreement in whole or in part, then only such clause or provision shall be held for naught as though not herein contained, and the remainder of this Loan Agreement shall remain operative and in full force and effect.

         7.      NUMBER AND GENDER.    Whenever the singular or plural number,
masculine or feminine, or neuter gender is used herein, it shall equally include the other.

         8.      AMENDMENTS.     Neither this Loan Agreement nor any provision
hereof may be changed, waived, discharged or terminated orally, but only by written instrument signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

         9.      GOVERNING LAW.    This Loan Agreement shall be governed in its
enforcement, construction and interpretation by the laws of the State of Florida.

         10.     LITIGATION.   In the event any legal proceedings are instituted
between the parties concerning this Loan Agreement, the Note, the Mortgage, or any other Loan Documents, and the Lender is the prevailing party, the Lender shall be entitled to recover its costs of suit, including reasonable attorneys' fees, at both trial and appellate levels.

         11.     PREPAYMENT OF NOTE.       Notwithstanding anything contained
herein to the contrary, in the event Borrower shall prepay to Lender all principal, accrued interest and any costs and expenses, including any reasonable attorneys' fees and costs incurred by Lender to the date of said prepayment, Lender shall upon receipt of said prepayment provide Borrower with a satisfaction of the Mortgage and any other recorded Loan Documents simultaneously therewith and the Note marked cancelled shall be forwarded to Borrower within thirty (30) days thereof.

         12. WAIVER OF TRIAL BY JURY. BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LOAN AGREEMENT AND ANY DOCUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER TO ENTER INTO THIS LOAN.

         IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement on the dates specified below.

WITNESSES:                             BORROWER:

                                       THE ADLER COMPANIES, INC., a Florida
                                       corporation                        (SEAL)
   /s/ SUSAN PORTER
-----------------------------          BY: /s/  LUIS RABELL
   /s/ W. R. BLOOM                        -----------------------------------
-----------------------------              Luis Rabell, Vice President

                                       Dated:   December 14, 1995

                                       LENDER:

                                       BARNETT BANK OF SOUTH FLORIDA N.A.
                                                                          (SEAL)
   /s/ SUSAN PORTER
-----------------------------          By: /s/  MARK LEIDER
   W. R. BLOOM                            -----------------------------------
-----------------------------              Mark Leider,
                                           Vice President

                                       Dated:   December 14, 1995

STATE OF FLORIDA    )
                    :     SS.
COUNTY OF DADE      )

         The foregoing instrument was acknowledged before me this 15 day of December, 1995, by Luis Rabell, Vice President of The Adler Companies, Inc., a Florida corporation, on behalf of the corporation. He is personally known or has produced FLORIDA DRIVERS LICENSE as identification.
             -------------------------
                                              /s/ SUSAN PORTER
                                          -----------------------------------
                                          Notary Public
                                          Name of Notary Printed:


                                          -----------------------------------
My commission expires:                                          (NOTARY SEAL)

My commission number is:

                              [NOTARY SEAL]

STATE OF FLORIDA    )
                    :     SS.
COUNTY OF DADE      )

         The foregoing instrument was acknowledged before me this day _____ of December, 1995, by Mark Leider, Vice President of Barnett Bank of South Florida, N.A., on behalf of the association. He is personally known to me or
has produced    N/A    as identification.
             ---------
                                              /s/ SUSAN PORTER
                                          -----------------------------------
                                          Notary Public
                                          Name of Notary Printed:

My commission expires:                    -----------------------------------
                                                                   (NOTARY SEAL)

                          [NOTARY SEAL]
My commission number is:
MIA3-345609.2